UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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Umpqua Holdings Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 17, 2012

Umpqua Shareholders:

The annual meeting of shareholders of Umpqua Holdings Corporation will be held at the RiverPlace Hotel, 1510 SW Harbor Way, Portland, Oregon, at 6 p.m., local time, on April 17, 2012 to take action on the following business:

1.	Election of Directors. Electing ten members of Umpqua’s board of directors, to hold office until the 2013 annual meeting of shareholders and the qualification and election of their successors.

2.	Ratification (Non-Binding) of Auditor Appointment. Ratifying the Audit and Compliance Committee’s appointment of Moss Adams LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2012.

3.	Advisory (Non-binding) Vote on Executive Compensation. Approving the following advisory (non-binding) proposal: “RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement”.

4.	Other Business. Considering and acting upon such other business and matters or proposals as may properly come before the annual meeting or any adjournments or postponements thereof. As of the date of this notice, the board of directors knows of no other matters to be brought before the shareholders at the meeting.

If you were a shareholder of record of Umpqua common stock as of the close of business on February 10, 2012, you are entitled to receive this notice and vote at the annual meeting, and any adjournments or postponements thereof.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card. You have the ability to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail as well as by telephone and on the internet.

This Proxy Statement and accompanying proxy card are being sent or made available on or about March 8, 2012.

You will find our proxy statement, Form 10-K and other important information at our website: www.umpquaholdingscorp.com. When you visit our site, you can also subscribe to e-mail alerts that will notify you when we file documents with the SEC and issue press releases.

Your vote is important. Whether or not you expect to attend the annual meeting, it is important that your shares be represented and voted at the meeting.

By Order of the Board of Directors,

Steven L. Philpott
EVP/General Counsel/Secretary

February 27, 2012

A Letter from our Board of Directors

March 2, 2012

Dear Shareholders,

At the 2011 annual shareholders meeting, the advisory vote on executive compensation, or “say on pay”, received substantially more “Against” votes than “For” votes. The board has always taken shareholder input seriously and our Compensation Committee immediately took action to evaluate our executive compensation program and implement changes to ensure that executive equity compensation is aligned with measurable and meaningful performance. The highlights below are more fully described in this proxy statement:

•

We undertook an extensive review of our executive compensation program with an independent outside compensation consultant to ensure our compensation philosophy meets or exceeds the expectations of our shareholders.

•	We amended 100% of the equity grants issued last year to include a condition that limits vesting to the extent that Umpqua’s total shareholder return does not exceed the KRXTR regional bank index.
•	We met with proxy advisors ISS and Glass Lewis to more fully understand their “pay for performance” guidelines.
•

All institutional shareowners holding 1% or more of our stock who voted “Against” our “say on pay” resolution were invited to meet with us. We met with institutional investors representing over 26% of our outstanding stock to emphasize our commitment and accountability and advise them of our response to the negative “say on pay” vote, and actions we have taken to further ensure a clear and direct link between the Company’s performance and our executive’s compensation, as well as to understand any concerns they have with our program.

•

We strengthened our stock ownership policy to: (i) require that named executive officers acquire and maintain positions in Umpqua stock with a value ranging from 150% to 400% of base salary; and (ii) require directors to maintain position with a value of at least 400% of annual compensation.

Several of the companies that did not obtain a favorable “say on pay” vote last year were targeted with shareholder derivative suits. We are no exception, but we are pleased to report that the magistrate judge hearing the “say on pay” derivative action filed against us has recommended that it be dismissed and we look forward to final favorable resolution in the near future. Our most important responsibility is to exercise independent judgment on matters of consequence. We know that useful and meaningful disclosure is essential to our effectiveness as a board and an important part of our obligation to align governance and management with the best interests of our shareholders.

The changes we have made provide additional support to our strong compensation philosophy. We are committed to providing competitive, performance-based total compensation opportunities to our executives, who collectively have the responsibility for making our Company successful. We want to attract and retain not only qualified executives, but those who can represent our Company culture and values, which are an integral part of our success. By providing substantial performance-based incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives, while avoiding unnecessary and excessive risk, we build a strong link between the interests of our executives and the value derived by our shareholders from owning Company stock.

As we reflect on the challenges of the past few years, we hope that the changes we have made to our compensation program will give satisfaction to our shareholders in knowing that we are responsive to your concerns and are committed to continuing shareholder communication and engagement. We value your input and never take for granted your continuing support and encouragement.

The Board of Directors of Umpqua Holdings Corporation

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QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?
A:	We have made the proxy materials available to you over the internet or, in some cases, mailed you paper copies of these materials because the board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on Tuesday, April 17, 2012 and at any adjournments or postponements of this meeting.

Q:	What is a proxy?
A:	The board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
A:	The Securities and Exchange Commission’s (“SEC”) notice and access rule allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or before March 8, 2012, we sent to most of our shareholders by mail or e-mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

We provided some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, shareholders who are participants in our benefit plans and shareholders holding more than 1,000 shares of common stock, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the notice or proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described under “How can I receive my proxy materials electronically in the future?” below.

Q:	What does the Notice of Internet Availability of Proxy Materials look like?
A:	It will come in one of two forms. If you hold your shares in “street name” through a bank or broker, you will get a document titled “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting” from Broadridge Financial Solutions. If you are a registered shareholder, you should have received a document titled “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting” from our transfer agent, Computershare, formerly BNY Mellon Shareowner Services.

Q:	What are Umpqua shareholders being asked to vote on at the annual shareholder meeting?
A:	You will vote on:

•	Item 1: The election of ten directors to serve until the next annual meeting of shareholders;

•	Item 2: Ratifying (non-binding) the selection of Moss Adams LLP as the Company’s independent auditor for 2012.

•	Item 3: Approving an advisory (non-binding) resolution on the Company’s executive compensation program (“say on pay” vote);

The board of directors recommends that you vote “FOR” all of the nominees and “FOR” Items 2 and 3.

Q:	What do I need to do now?
A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name” or by one of the following methods:
•	If you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible;

•	call the toll-free number on the proxy card and follow the directions provided;

•	go to the website listed on the proxy card and follow the instructions provided; or

•

attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?
A:	When you cast your vote on:
•	Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting;
•	Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares;
•	Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Q:	What if I abstain from voting?
A:	If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present.

Q:	Who is eligible to vote?
A:	Holders of record of Umpqua common stock at the close of business on February10, 2012 are eligible to vote at Umpqua’s annual meeting of shareholders. As of that date, there were 111,887,560 shares of Umpqua common stock outstanding held by 4,748 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:	How many shares are owned by Umpqua’s directors and executive officers?
A:	On February 10, 2012, Umpqua’s directors and executive officers beneficially owned 1,853,282 shares entitled to vote at the annual meeting, constituting approximately 1.66% of the total shares outstanding and entitled to vote at the meeting.

Q:	What if I hold shares of Umpqua common stock in the Umpqua Bank 401(k) and Profit Sharing Plan?
A:	The Advisory Committee to the Umpqua Bank 401(k) and Profit Sharing Plan and the Supplemental Retirement Plan (the “Company Plans”) considers the items of business at this year’s meeting to be routine or non-binding matters and the Advisory Committee will instruct the trustee to vote all shares held in the Company Plans as recommended by the board of directors.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?
A:	Yes. If you have not voted through your broker, you can do this by:
•	calling the toll-free number on the Notice and Access Card or proxy card at least 24 hours before the meeting and following the directions provided;

•	going to the website listed on the Notice and Access Card or proxy card at least 24 hours before the meeting and following the instructions provided;

•	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy;

•	notifying Umpqua’s corporate Secretary, in writing, of the revocation of your proxy before the meeting; or

•	voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?
A:	Yes. All shareholders are welcome to attend and we encourage you to do so.

Q:	Why did I receive more than one Notice and Access Card or multiple proxy cards?
A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on each proxy that you receive.

Q:	How do you determine a quorum?
A:	Umpqua must have a quorum to conduct any business at the annual meeting. Shareholders holding at least a majority of the outstanding shares of Umpqua common stock as of the record date must attend the meeting in person or by proxy to have a quorum. Umpqua shareholders who attend the meeting or submit a proxy but abstain from voting on a given matter will have their shares counted as “present” for determining a quorum. Broker non-votes will also be counted as “present” for establishing a quorum.

Q:	What is a broker non-vote?
A:	Under New York Stock Exchange (NYSE) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although Umpqua is listed on the NASDAQ Global Select market, Rule 452 affects us since most of the common shares held in “street name” are held with NYSE member-brokers. The ratification of our independent auditor (Item 2) currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors (Item 1) and the non-binding resolution to approve the Company’s executive compensation program (Item 3- say on pay) are deemed to be non-routine matters under Rule 452, so your broker may not vote on these matters in its discretion. Your broker, therefore, will need to return a proxy card without voting on these non-routine matters if you do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares”.

Q:	How do you count votes?
A:

Each common share is entitled to one vote. The named proxies will vote shares as instructed on the proxies. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not cumulate votes. You may vote “For”, “Against” or “Abstain” from voting with respect to each director nominee and each of the other proposals. A representative of Computershare, formerly BNY Mellon Shareowner Services, our transfer agent, will count the votes and serve as our inspector of elections. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Proposal Number	Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

1	Election of Directors	Votes cast “For” exceed “Against” votes (1)	No effect; not treated as a vote cast, except for quorum purposes.	No	No Effect

2	Ratification of Independent Auditor	Majority of shares present or represented by proxy	Treated as a vote “Against” the proposal	Yes	Not Applicable

3	Advisory vote on executive compensation (“Say on Pay”)	Majority of shares present or represented by proxy	Treated as a vote “Against” the proposal	No	No Effect

(1)	Proposal 1 requires a plurality of the votes cast to elect a director. The ten director positions to be filled at the annual meeting will be filled by the nominees who receive the highest number of votes. However, we have adopted a majority voting policy that requires any director who receives more “Against” votes than “For” votes to offer to resign from the board.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee and in favor of Proposals 2 and 3.

Q:	Is my vote confidential?
A:	We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential by those third parties. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. Our shareholder relations officer has online access to votes cast by registered shareholders, but does not access that information. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

Q:	Who pays the cost of proxy solicitation?
A:	Umpqua pays the cost of soliciting proxies. We have hired Phoenix Advisory Partners to solicit proxies for this meeting and we will pay their fees, estimated to be $17,500 plus out of pocket costs. Proxies will be solicited by mail, telephone, facsimile, e-mail and personal contact. We may reimburse brokers and other nominee holders, for their expenses in sending proxy material and obtaining proxies. In addition to solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone, fax, e-mail or letter, without extra compensation.

Q:	How can I receive my proxy materials electronically in the future?
A:	Although you may request paper copies of the proxy materials, we would prefer to send proxy materials to shareholders electronically. Shareholders who sign up to receive proxy materials electronically will receive an e-mail prior to next year’s annual meeting with links to the proxy materials, which may give them faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by e-mail will remain in effect until you terminate your election. To receive proxy materials electronically by e-mail in the future, follow the instructions described below or on the notice.

If we sent you proxy materials by mail and you would like to sign up to receive these materials electronically in the future, please have your proxy card available and register using one of the following choices:

• Record Holders	If you are the record holder of your shares, you may either go to www.proxyvoting.com/umpq and follow the instructions for requesting meeting materials or call 866-540-5760.

• Street Name Holders	If you hold your shares in street name, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or contact your brokerage firm, bank, or other similar entity that holds your shares.

If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the annual meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

Q:	Are there any rules regarding admission to the annual meeting?
A:	Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:
•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and
•	You were, or are validly acting for, a shareholder of record on the record date by:
¡	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;
¡

reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or your most recent plan statement, if you are a participant in one of the Company Plans; or

¡

reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

If you do not have a valid form of picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on the record date, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or your plan statement if you are a participant in one of the Company Plans, as your proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 6:00 p.m., Pacific Time. Please allow ample time for the admission procedures described above.

Q:	Where do I get more information?
A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact one of the following:

Steven Philpott	Michelle Bressman
Executive Vice President, General Counsel & Secretary	Vice President – Shareholder Relations Officer
Umpqua Holdings Corporation	Umpqua Holdings Corporation
Legal Department	Finance Department
675 Oak Street, Suite 200	One SW Columbia Street, Suite 1200
P.O. Box 1560	Portland, OR 97258
Eugene, OR 97440	(503) 268-6675 (voice)
(541) 434-2997 (voice)	(503) 645-3636 (fax)
(541) 342-1425 (fax)	michellebressman@umpquabank.com
stevenphilpott@umpquabank.com

Important Notice About the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be held April 17, 2012:

This proxy statement and the company’s annual report to shareholders are available at:

www.umpquaholdingscorp.com

ANNUAL MEETING BUSINESS

Item 1.  Election of Directors

Umpqua’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish the number of directors at between six and nineteen, with the exact number to be fixed from time to time by resolution of the board of directors. The number of directors is currently set at twelve. Effective at the annual meeting, Allyn Ford, who has served on our board since 1999 and on the Bank board since 1971 and who has reached mandatory retirement at age 70, will retire from both boards. In addition, Jose Hermocillo will retire from the boards at the expiration of his term at the annual meeting. At that time, the number of directors will be set at ten if there have been no other changes in board membership.

Directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected, regardless of the number of votes each nominee receives. Shareholders are not entitled to cumulate votes in the election of directors. However, in an uncontested election, our majority voting policy requires that any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election shall promptly tender his or her resignation to the board chair following certification of shareholder vote. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Risk and Governance Committee considers the offer of resignation and recommends to the board whether to accept it. The policy requires the board to act on the Risk and Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The board of directors has nominated the following directors for election to one-year terms that will expire at the 2013 annual meeting:

Raymond P. Davis

Peggy Y. Fowler

Stephen M. Gambee

William A. Lansing

Luis F. Machuca

Diane D. Miller

Dudley R. Slater

Hilliard C. Terry, III

Bryan L. Timm

Frank R. J. Whittaker

Each of the nominees, except Mr. Slater, was elected to serve on the board at the 2011 annual meeting and currently serves as a director of Umpqua and of Umpqua Bank. Mr. Slater was appointed to both boards on August 18, 2011. The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the board of directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

The Risk and Governance Committee has oversight responsibility for recommending to the Board a slate of nominees to be presented to the shareholders for election to the Board of Directors at each annual or special meeting. The board’s Statement of Governance Principles, available at www.umpquaholdingscorp.com, provides that directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders. On an overall basis, the directors should have policymaking experience in all of the major business activities of the Company and its subsidiaries and to the extent practical, should be representatives of the major markets in which the Company operates. In addition, we seek directors who are civic minded and whose activities provide valuable perspective on important social and economic issues relevant to our business and the communities where we work and live.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of all nominees.

Nominees

The age (as of March 1, 2012), business experience, and position of each of the directors currently serving is stated below. We also provide information about skills, qualifications and attributes of each director that led to the conclusion that he or she should serve on our board.

Raymond P. Davis, age 62, serves as director, President and Chief Executive Officer of Umpqua, positions he has held since the Company’s formation in 1999. Mr. Davis has served as a director of Umpqua Bank since June 1994. He has served as Chief Executive Officer of Umpqua Bank from June 1994 to December 2000 and from November 2002 to the present. He has also served as President of Umpqua Bank from June 1994 to December 2000 and from March 2003 to the present.

Qualifications and Experience

Business: Extensive leadership, management and business operations experience as President and CEO of Umpqua and Umpqua Bank.

Banking: More than 30 years experience in the financial services industry, including his positions as President and CEO of Umpqua and Umpqua Bank and as President of US Banking Alliance, a bank consulting firm.

Financial: Expertise as Chief Financial Officer of Security Bank, Reno, Nevada.

Civic: Board service with SOLV, an Oregon organization fostering environmental stewardship, and Founders Circle, plus service on the Big Brothers Big Sisters, Children’s Council.

Peggy Y. Fowler, age 60, was appointed to the board in April 2009 and elected in 2010. Ms. Fowler served as CEO and President of Portland General Electric (PGE) (NYSE: POR) from April 2000 to December 31, 2008 and as Co-CEO from January 1, 2009 to March 1, 2009. She was chair of the board from May 2001 until January 2004. She served as President of PGE from 1998 until 2000 and is currently a director of Hawaiian Electric Company.

Qualifications and Experience

Business: Strong leadership and business operations experience as President and CEO of PGE, director of The Regence Group, Chief Operating Officer of PGE’s Distribution Operations, Senior Vice President of PGE’s customer service and delivery and Vice President of PGE’s power production and supply.

Banking: Banking industry experience as director of the Portland branch of the Federal Reserve Bank of San Francisco.

Finance: Expertise serving as a Committee member for several entities: Audit Committee for Hawaiian Electric Company, Finance Committee for PGE, Investment and Executive and Governance Committee for Regence.

Civic: Board service as a director for PGE Foundation and Mentor for International Women’s Forum.

Stephen M. Gambee, age 48, was appointed to the board in July 2005 and was elected in 2006. Since 1994 he has been the President and CEO and a shareholder of Rogue Valley Properties, Inc. and a Managing Member of Rogue Waste Systems, LLC, a family owned business providing waste disposal and environmental services in the Southern Oregon area. Prior to assuming the duties of the family businesses, Mr. Gambee was a real estate economist employed by Robert Charles Lesser & Co. /Hobson & Associates as the Pacific Northwest Director of Consulting.

Qualifications and Experience

Business: Management, leadership, business operations and governmental relations experience as President and CEO of Rogue Valley Properties and Managing Member of Rogue Waste Systems, LLC, which are environmentally conscious waste management businesses.

Civic: Chairman of the St. Mary’s School Community Foundation. Chairman of Jackson County Commission Economic Development Advisory Committee. Member of the Finance Committee, Asante Health System.

William A. Lansing, age 66, has served as a director since December 2001. He previously served as a director of Independent Financial Network, Inc. from 1991 until its merger with Umpqua in December 2001. Mr. Lansing is the retired President and Chief Executive Officer of Menasha Forest Products Corporation in North Bend, Oregon, a position he held from 2001 to 2006, He has over 40 years of professional business experience in the forest products industry and other businesses and is the retired Chairman of Torrent Energy Corporation.

Qualifications and Experience

Business: Broad business leadership and organizational management skills as Retired President and CEO of Menasha Forest Products Corporation and Chairman of the board of Lone Rock Timber Company.

Banking: Extensive banking industry expertise as Vice Chairman of the board of Independent Financial Network, a bank acquired by Umpqua.

Civic: Service as Vice Chairman of the Southwestern Oregon Community College Foundation Board of Trustees, Co-Chair of capital campaign to build a new Historical and Maritime Center in Coos Bay, board member of the Eugene Council of the Boy Scouts of America, board member of the World Forestry Center in Portland, Oregon and board member of the Coos County Salmon and Trout Enhancement organization.

Governance: Former chairman of Umpqua’s Compensation Committee.

Luis F. Machuca, age 54, was appointed to the board in January 2010 and elected in April 2010. Since January 2002, he has been President and Chief Executive Officer of Kryptiq Corporation, a healthcare connectivity company that facilitates a first-of-its-kind, open collaborative network for healthcare.

Qualifications and Experience

Business: Business operations and innovation technology experience as President and CEO of Kryptiq Corporation as well as senior leadership roles at Intel Corp.; EVP of the NEC Computer Services Division of PB-NEC Corp. and President and COO of eFusion Corp.

Civic: Serves on The Regence Group Board of Directors and the University of Portland Board of Regents. He has served as director or Trustee of the Oregon Health & Science University Foundation Board of Trustees, the ENDfootwear Advisory Board, the Catholic Charities of Oregon Board of Directors, the Portland Metropolitan Family Services Board of Directors, the Jesuit High School Board of Trustees, the Lifeworks NW Board of Directors, and the Boy Scouts of America Cascade Pacific Council Executive Board.

Diane D. Miller, age 58, was appointed to the board in July 2004 and elected in May 2005. She has been President and CEO of Wilcox, Miller & Nelson, a human capital management firm since August 1986. Ms. Miller served as a director of Humboldt Bancorp and Humboldt Bank from January to July 2004.

Qualifications and Experience

Business: Broad business management and leadership experience as President and CEO of Wilcox, Miller & Nelson, Vice President of a $2 billion real estate syndication company (ConCap), Board of Directors of California Chamber of Commerce, Vice Chair of its PAC, and Chair of the University of the Pacific Audit Committee.

Financial: Former director of Humboldt Bancorp.

Governance: Ms. Miller is a 2011 National Association of Corporate Directors (NACD) Board Leadership Fellow, a credential demonstrating her commitment to boardroom excellence by completing NACD’s comprehensive program of study for experienced corporate directors – a rigorous suite of courses spanning leading practices for boards and committees. She supplements her skill sets through ongoing engagement with the director community and access to high-level director-led governance education. In addition, Ms. Miller provides certificated training on governance issues to a wide variety of public companies as a member of the National Association of Corporate Director’s national faculty. She also serves as the Board Chair for the NACD Northern California Chapter.

Compensation: Ms. Miller works with a variety of companies on their C-level compensation as it relates to executive recruitment.

Civic: Regent for the University of the Pacific and a member of its Audit Committee.

Dudley R. Slater, age 54, was appointed to the board in August 2011. He currently serves as Vice Chairman on the Board of Integra Telecom, Inc., a company he co-founded in 1996. Previously, Mr. Slater served as Chief Executive Officer of Integra from 1998 through 2011.

Qualifications and Experience

Business: Extensive executive leadership, operations management and entrepreneurial experience managing a high growth company from insignificance to national prominence (becoming one of the 10 largest US landline telecommunications companies) as Founder and Chief Executive Officer of Integra Telecom, Inc.

Industry: Facilities based telecommunications services. Ernst & Young 2011 Entrepreneur Of The Year in the Northwest.

Finance: Prior member of the Integra Telecom Finance Committee.

Civic: Appointed by Governor of Oregon to the Oregon Innovation Council. Founded and led the Integra Telecom Federal PAC. Director of Orphans Overseas, Warm Springs Telecommunications Company, Portland State University School of Business Administration Advisory Board.

Governance: Director of Wide Open West, Inc. / WOW Internet and Cable (one of the largest cable companies in the US); President and Chief Executive Officer, Western Institutional Review Board.

Hilliard C. Terry, III, age 42, was appointed to the board in January 2010 and elected in April 2010. He is currently Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), an intermodal marine container management and leasing company. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A), which he joined in 1999, prior to the company’s initial public offering and spinoff from Hewlett-Packard Company (HP). Mr. Terry held positions in investor relations and/or investment banking with Kenetech Corporation, VeriFone, Inc. and Goldman Sachs & Co.

Qualifications and Experience

Business: Leadership and business management experience as a senior executive of Textainer Group Holdings Limited and his former position as an executive of Agilent Technologies, Inc.

Marketing: Extensive communications and marketing experience as the Head of Investor Relations and primary spokesperson to the investment community for Agilent Technologies, Inc. and Global Marketing Manager for VeriFone, Inc., an HP subsidiary.

Finance: Mr. Terry currently oversees the accounting, treasury, credit and collections, internal audit and risk management functions of Textainer. Previously he was responsible for Agilent’s global treasury organization which included corporate cash management, corporate finance, customer financing, foreign exchange, pension assets and risk management. He was also a member of the company’s Benefits Committee which has fiduciary oversight for Agilent’s employee benefit and retirement programs. He oversaw investments of a multi-billion dollar global corporate cash portfolio and defined benefit (pension) assets for the company.

Civic: Board of Trustees, Oakland Museum of California (member of the Governance Committee).

Bryan L. Timm, age 48, was appointed to the board in December 2004 and elected in May 2005. Since May 2008, Mr. Timm has been the Chief Operating Officer of Columbia Sportswear Company (NASDAQ: COLM) and he was named Executive Vice President in October 2008. Mr. Timm joined Columbia Sportswear in June 1997 as Corporate Controller, was named Chief Financial Officer in July 2002 and in 2003, was named Vice President, Chief Financial Officer and Treasurer.

Qualifications and Experience

Business: Senior leadership and business operations management experience at Columbia Sportswear and as a member of the College of Business and Economics Advisory Board for the University of Idaho.

Finance: Audit Committee Chair at Umpqua. Prior to joining Columbia Sportswear, Mr. Timm had extensive experience in various accounting, internal audit, and financial positions with Oregon Steel Mills (NYSE: OS) from 1991 to 1997, rising to Divisional Controller for CF&I Steel, Oregon Steel Mills’ largest division. From 1986 to 1991, he was an accountant with KPMG LLP. He is a CPA (inactive) in the state of Oregon.

Civic: Director of Doernbecher Children’s Hospital Foundation.

Frank R. J. Whittaker, age 61, was elected to the board in April 2009. Mr. Whittaker is the former Vice President of Operations for The McClatchy Company (NYSE: MNI) a position he retired from on May 27, 2011. From 1985 to 1997, Mr. Whittaker was President and General Manager of McClatchy’s flagship paper, The Sacramento Bee.

Qualifications and Experience

Business: Extensive leadership, business management and business operations experience with oversight of McClatchy’s 16 newspapers in California, Florida, Kentucky and the Carolinas. In the newspaper industry, Mr. Whittaker is a past Board Member and Treasurer of the Audit Bureau of Circulations and is past President of the California Newspaper Publishers Association and the past President of the California Newspaper Carrier Foundation.

Civic: Mr. Whittaker is serving as the co-chair of the campaign to substantially expand the School of Nursing at U C Davis. Mr. Whittaker has served as the chairman of capital campaigns for Sutter Hospital, River Oaks Center for Children and the Neighborhood Housing Services. He has also served at various times on the boards of more than a dozen nonprofits, including Sacramento Regional Community Foundation, United Way and Jesuit High School. For his civic work, he has received major awards from organizations, including The Salvation Army, The Anti-Defamation League, Multiple Sclerosis and the National Philanthropy Association.

Director Independence

The board of directors has determined that all directors except Mr. Davis are “independent”, as defined in the NASDAQ listing standards. In determining the independence of directors, the board considered the responses to Director & Officer Questionnaires that indicated no transactions with directors other than banking transactions with Umpqua Bank and arrangements under which Umpqua Bank: (i) purchases waste disposal services from an affiliate of Mr. Gambee and (ii) leases an aircraft from an entity in which Mr. Ford has indirect material interests. The board also considered the lack of any other reported transactions or arrangements; directors are required to report conflicts of interest and transactions with the Company pursuant to our Corporate Governance Principles and Code of Ethics, which can be found on our website www.umpquaholdingscorp.com. See the section below entitled Related Party Transactions for additional information.

Item 2.  Ratification of Auditor Appointment

The Audit and Compliance Committee has selected the independent registered public accounting firm of Moss Adams LLP (“Moss Adams”), the Company’s independent auditors for the year ended December 31, 2011, to act in such capacity for the fiscal year ending December 31, 2012, and recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Moss Adams, its partners, associates or employees, other than those which pertain to the engagement of Moss Adams in the previous year (i) as independent auditors for the Company and (ii) for certain consulting services. Moss Adams has served as the Company’s independent auditor since 2005.

Shareholder approval of the selection of Moss Adams as our independent auditors is not required by law, by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Moss Adams. However, the Audit and Compliance Committee is not bound by the shareholder vote.

Even if Moss Adams’ appointment is ratified by the shareholders, the Audit and Compliance Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Moss Adams is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if they desire to do so, and to answer appropriate questions.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of Moss Adams as independent auditor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP (“Moss Adams”) has audited our consolidated financial statements for the years ended December 31, 2005 through 2011.

Independent Auditors’ Fees

The following table shows the fees incurred for professional services provided by Moss Adams for 2011 and 2010:

($ in thousands)	2011	2010
Audit Fees (a)	$713	$665
Audit-Related Fees (b)	$25	$90
All Other Fees (c)	$11	$22
Tax Fees	-	-

Total Fees	$749	$777

(a)	Audit Fees include:
•	The integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting for the years-ended December 31, 2011 and 2010, respectively.
•	Reviews of the Company’s quarterly consolidated financial statements for the periods ended March 31, June 30, and September 30, 2011 and 2010, respectively.
•	Audit of the annual financial statements of Umpqua Investments for the years-ended December 31, 2011 and 2010, respectively.

(b)	Audit-Related Fees represent billings for services provided during the 12 months ended December 31, 2011 and 2010, respectively, and includes:
•	Audit of the Umpqua Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2010, audited during 2011; the plan year ended December 31, 2009, was audited in 2010.
•	Audit of assets acquired and liabilities assumed related to Rainier Pacific Bank (2010).

(c)	All Other Fees represent all other billings for the 12 months ended December 31, 2011 and 2010, respectively, and includes:
•	Consultation with management regarding accounting matters (2011 and 2010).
•	Review of responses to SEC Comment Letters (2011).
•	Underwriting and comfort letters (2010).

	2011	2010
Ratio of All Other Fees to Audit Fees and Audit- Related Fees	1.49%	2.97%

In considering the nature of the services provided by the independent auditor, the Audit and Compliance Committee determined that such services are compatible with the provision of independent audit services. The Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Moss Adams for the 2011 audit engagement were pre-approved by the Audit and Compliance Committee at its March 15, 2011 meeting, in accordance with the Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories be pre-approved annually by the Committee.

Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit and Compliance Committee. The Chair must update the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;
2.	The aggregate amount of all such services provided under this provision does not exceed $5,000 per fiscal year if approved by management or $50,000 per fiscal year if approved by the Chair of the Committee;
3.	Such services were not recognized at the time of the engagement to be non-audit services (to date the SEC has not provided any guidance with respect to determining whether or not a service was “recognized” at the time of the engagement. We believe that the SEC intended the term “recognized” to mean “identified”);
4.	Such services are promptly brought to the attention of the Audit and Compliance Committee and approved by the Audit and Compliance Committee or its designee; and
5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the board of directors oversees the accounting, financial reporting and regulatory compliance processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The Committee’s function is more fully described in its Board approved charter, available on our website: www.umpquaholdingscorp.com. The Committee reviews that charter on an annual basis.

The board annually reviews the NASDAQ listing standards’ definition of “independence” for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the Committee meets those standards.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations.

As a Committee, we met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.

The Committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Committee engaged Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm, to perform the audit of the Company’s financial statements for the period ending December 31, 2011. Moss Adams has been engaged in this capacity since August 2005, based on the Committee’s review of Moss Adams’s performance and independence from management. In accordance with NASDAQ Rule 5605, Moss Adams is registered as a public accounting firm with the Public Company Accounting Oversight Board.

The Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2011 with management. The Committee also met separately with both management and Moss Adams to discuss and review those financial statements and reports prior to issuance. Management has represented, and Moss Adams has confirmed to the Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Committee received from and discussed with Moss Adams the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Committee has received the written disclosure and the letter from Moss Adams required by applicable requirements of the PCAOB regarding independence and has discussed with Moss Adams the auditor’s independence.

Based upon the review and discussions referred to above, the Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Audit and Compliance Committee:

Bryan Timm (Chair)

Stephen Gambee

Luis Machuca

Diane Miller

Hilliard Terry, III

Frank Whittaker (Vice Chair)

Item 3.  Shareholder Advisory (Non-binding) Vote on Executive Compensation

The board is committed to excellence in governance and recognizes the interest our shareholders have expressed on the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve an advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2011 executive compensation program and policies for the named executive officers. At the 2011 annual meeting, in accordance with the board’s recommendation, our shareholders endorsed an annual say on pay vote. Our board determined that we will hold an annual advisory shareholder vote on executive compensation until the next “say on pay” frequency vote.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. While your vote is advisory and will not be binding on the board, we strive to align our governance policies and practices with the interests of our long term shareholders. As it did last year, the board will take into account the outcome of the “say on pay” vote when considering future compensation plans.

Umpqua has several compensation governance programs in place, as described in this proxy, to align executive compensation with the long-term shareholder interests and to manage compensation risk, including:

•      An independent Compensation Committee that engages its own advisors and consultants;

•      Stock ownership guidelines and a stock retention or “hold to retirement” policy for executives;

•      Grants under performance-based equity incentive plans that are tied to total shareholder return;

•      A requirement that at least 50% of equity grants to executives be “performance-based”;

•      Prohibition on repricing stock options;

•      No income tax gross-ups on awards;

•      Annual incentive plans tied to Company operating earnings; and

•      A compensation recoupment or clawback policy.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as described in the Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and narrative disclosure.”

Board Recommendation

The board of directors unanimously recommends a vote “FOR” approval of the compensation of named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure in this proxy statement.

Other Business

The board of directors knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters. At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about Umpqua that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements regarding business strategies, management plans and objectives for future operations. All statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. Risks and uncertainties include, but are not limited to:

•	Competitive market pricing factors for compensation and benefits;

•	Changes in legal or regulatory requirements; and

•	The ability to recruit and retain certain key management and staff.

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. For a more detailed discussion of some of the risk factors, see the section entitled Risk Factors in Umpqua’s 10-K and other filings with the SEC. Umpqua does not intend to update these forward-looking statements. You should consider any written or oral forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

INFORMATION ABOUT EXECUTIVE OFFICERS

The age (as of March 1, 2012), business experience, and position of our executive officers other than Raymond P. Davis, about whom information is provided above, are as follows:

Barbara J. Baker, age 62, serves as Executive Vice President/Cultural Enhancement of Umpqua and Umpqua Bank, positions she has held since September 2002. Ms. Baker served as Oregon site executive for IBM’s server division (formerly Sequent Computer Systems, Inc.), where she managed human resources services and programs as well as corporate communications and community relations. Prior to joining Sequent, Ms. Baker served as Vice President of Human Resources for First Interstate Bank (now Wells Fargo).

Ulderico (Rick) Calero, Jr., age 46, serves as Executive Vice President/Community Banking of Umpqua and Umpqua Bank, a position he has held since November, 2010. From November 2009 to October 2010, Mr. Calero was Sales and Marketing Director for Citibank. From December 2008 to November 2009 he was a consumer banking executive at Regions Financial Corporation Beginning October 1999 and continuing through December 2008, Mr. Calero held various senior management positions with Citibank, NA and its affiliates. He has a B.A. from Fordham University and an M.B.A. from the Cox School of Business at Southern Methodist University.

Brad F. Copeland, age 63, serves as Senior Executive Vice President/Chief Operating Officer of Umpqua and Umpqua Bank. He was appointed Chief Operating Officer in March 2010 and previously served as Chief Credit Officer since December 1, 2000. Mr. Copeland served as Executive Vice President and Credit Administrator of VRB Bancorp and Valley of the Rogue Bank from January 1996 until their merger with Umpqua in December 2000.

Colin D. Eccles, age 54, serves as Executive Vice President/Chief Information Officer of Umpqua and Umpqua Bank, a position he has held since January 2009. From January 2002 to January 2009, Mr. Eccles worked for Washington Mutual, the last 2 1/2 years serving as the Chief Information Officer for its retail bank technology organization. Before that, he worked as Director of Services Delivery for Computer Sciences Corporation (CSC)’s Financial Services Group.

Ronald L. Farnsworth, age 41, serves as Executive Vice President/Chief Financial Officer of Umpqua and Umpqua Bank, a position he has held since January 2008 and Principal Financial Officer of Umpqua, a position he has held since May 2007. From March 2005 to May 2007, Mr. Farnsworth served as Umpqua’s Principal Accounting Officer. From January 2002 to September 2004, Mr. Farnsworth served as Vice President – Finance of Umpqua. Mr. Farnsworth served as Chief Financial Officer of Independent Financial Network, Inc. (IFN) and its subsidiary Security Bank from July 1998 to the time of IFN’s acquisition by Umpqua in December 2001.

Kelly J. Johnson, age 50, serves as Executive Vice President/Wealth Management of Umpqua and Umpqua Bank, a position he has held since January 2009. From February 1994 until he joined Umpqua, Mr. Johnson was employed by RBC Wealth Management (RBC), a full service investment and financial services firm. Most recently, he was responsible for their Oregon, Central Washington, and Reno, Nevada operations. Mr. Johnson has served in numerous management capacities related to the investment and securities industry since 1986. He has a B.S. and an M.B.A. from the Carlson School of Management at the University of Minnesota.

Neal T. McLaughlin, age 43, serves as Executive Vice President/Treasurer of Umpqua and Umpqua Bank, a position he has held since February 2005 and Principal Accounting Officer, a position he has held since May 2007. From 2002 until joining Umpqua, Mr. McLaughlin served as Senior Vice President and Chief Financial Officer of Albina Community Bancorp and before that he was Executive Vice President and Chief Financial Officer at Centennial Bancorp and Columbia Bancorp.

Cort L. O’Haver, age 49, serves as Executive Vice President/Commercial Banking of Umpqua and Umpqua Bank, positions he has held since March 2010. From October 2006 until he joined Umpqua, Mr. O’Haver was employed by Mechanics Bank as Executive Vice President and Director of Corporate Banking. Prior to that time, he was a Senior Vice President in charge of the Real Estate Lending Division at U.S. Bank, with responsibility for California, Oregon and Washington.

Steven L. Philpott, age 60, serves as Executive Vice President/General Counsel of Umpqua and Umpqua Bank, positions he has held since November 2002. He has served as Corporate Secretary of Umpqua and Umpqua Bank since 2004. Mr. Philpott served as General Counsel for Centennial Bancorp from October 1995 until its merger with Umpqua in November 2002. Prior to that time, he was in private practice in Eugene, Oregon.

Mark P. Wardlow, age 55, serves as Executive Vice President/Chief Credit Officer of Umpqua and Umpqua Bank, a position he has held since February 2010. Mr. Wardlow served as Executive Vice President/Senior Credit Officer of Umpqua from 2007 to 2010. Prior to that time, he served as Executive Vice President/Chief Lending Officer for Umpqua’s California region from 2004 to 2007. Since 2006, Mr. Wardlow has served on the board of the California Bankers Association.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth the shares of common stock beneficially owned as of February 10, 2012, by each director and each Named Executive Officer, the directors and executive officers as a group and those persons known to beneficially own more than 5% of Umpqua’s common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
*	Raymond P. Davis	837,149	(2,3)	**
*	Brad F. Copeland	236,548	(2,4)	**
*	Allyn C. Ford	226,977		**
*	Ronald L. Farnsworth	136,543	(2,5)	**
*	Mark P. Wardlow	97,732	(6)	**
*	William A. Lansing	77,192	(2)	**
*	Cort L. O’Haver	60,000	(7)	**
*	Stephen M. Gambee	46,767		**
*	Bryan L. Timm	35,392		**
*	Diane D. Miller	28,252	(2)	**
*	Peggy Y. Fowler	23,236		**
*	Jose R. Hermocillo	13,869		**
*	Frank R.J. Whittaker	13,760		**
*	Luis F. Machuca	9,857		**
*	Hilliard C. Terry III	6,965		**
*	Dudley R. Slater	3,043		**
	All directors and executive officers as a group (22 persons)	1,853,282	(2-8)	1.66%
	Name and Address of Beneficial Owner
*	Eaton Vance Management 2 International Place, Boston, MA 02110	9,969,587	(9)	8.70%
*	BlackRock, Inc., 40 East 52nd St., New York, NY 10022	9,610,669	(10)	8.39%
*	Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	7,621,417	(11)	6.65%
*	The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	5,915,620	(12)	5.16%

*	No par value common stock.

**	Less than 1.0%.

(1)	Shares held directly with sole voting and investment power, unless otherwise indicated. Shares held in the Dividend Reinvestment Plan have been rounded down to the nearest whole share. Includes shares held indirectly in Director Deferred Compensation Plans, 401(k) Plans, Supplemental Retirement Plans, Deferred Compensation Plans and IRAs.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes 502,500 shares covered by options exercisable within 60 days.

(4)	Includes 120,000 shares covered by options exercisable within 60 days.

(5)	Includes 59,500 shares covered by options exercisable within 60 days.

(6)	Includes 30,000 shares covered by options exercisable within 60 days.

(7)	Includes 10,000 shares covered by options exercisable within 60 days.

(8)	Includes 917,700 shares covered by options exercisable within 60 days.

(9)	This information is taken from a Schedule 13G filed January 11, 2012 with respect to holdings as of December 31, 2011.

(10)	This information is taken from a Schedule 13G/A filed February 10, 2012 with respect to holdings as of December 30, 2011.

(11)	This information is taken from a Schedule 13G/A filed February 14, 2012 with respect to holdings as of December 31, 2011. The reporting person reports that the shares are held by various investment companies, trusts and accounts and the reporting person disclaims beneficial ownership.

(12)	This information is taken from a Schedule 13G filed February 9, 2012 with respect to holdings as of December 31, 2011.

CORPORATE GOVERNANCE OVERVIEW

Our independent board of directors believes that its primary role as stewards of the Company is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The board has adopted and adheres to a Statement of Governance Principles, which the board and senior management believe represent sound governance practices and provide a framework to sustain our success and build long term value for our shareholders and stakeholders. We regularly review these governance principles and practices in light of Oregon law and applicable federal law, SEC and banking agency regulations, NASDAQ listing standards and best practices suggested by recognized governance authorities.

Statement of Governance Principles and Charters

Our Statement of Governance Principles and the charter of each of our board committees can be viewed on our website at www.umpquaholdingscorp.com. This Statement is also available in print to any shareholder who requests it. Each board committee operates under a Board approved written charter.

Employee Code of Conduct/Code of Ethics for Financial Officers

The Company has adopted a code of conduct, referred to as the Business Ethics and Conflict of Interest Code. We require all employees to adhere to this Code in addressing legal and ethical issues that they encounter in the course of doing their work. This Code requires our employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this Code. In addition, each year all other employees are reminded of, and asked to affirmatively acknowledge, their obligation to follow the Code.

In addition, the Company has adopted a Code of Ethics for Financial Officers, which applies to our chief executive officer, our chief financial officer, our principal accounting officer, our treasurer and all other officers serving in a finance, accounting, tax or investor relations role. This code for financial officers supplements our Business Ethics and Conflict of Interest Code and is intended to promote honest and ethical conduct, full and accurate financial reporting and to maintain confidentiality of the Company’s proprietary and customer information.

Our Business Ethics and Conflict of Interest Code and Code of Ethics for Financial Officers are available in the Corporate Governance section of our website, www.umpquaholdingscorp.com.

Compliance and Ethics – Reporting and Training

Our employees may report confidential and anonymous complaints to an “ethics hotline” maintained by an independent vendor. These complaints may be made online or by calling a toll-free phone number. Complaints relating to financial matters are routed to our Chief Auditor, who reports those complaints, if any, directly to the chair of our Audit and Compliance Committee of the board. Other complaints, such as those dealing with employee issues, are routed to another appropriate executive manager for review. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of law or a violation of our Business Ethics and Conflict of Interest Code. The chair of our Audit and Compliance Committee provides an annual report to the committee on the complaints received via the hotline.

Our compliance program is an integral part of our operations and includes the following features:

•

Our Chief Compliance Officer oversees compliance with all customer-facing regulations at Umpqua Bank and Umpqua Investments and she reports to the Audit and Compliance Committee at each regular meeting.

•	All of our associates complete annual required training on ethics and the regulations that apply to their jobs.
•	Our Bank Secrecy Act Officer oversees our compliance with anti-money laundering and anti-terrorist financing regulations.

Director Criteria and Nomination Procedures

Our Statement of Governance Principles describes the qualifications that the Company looks for in its nominees to the board of directors. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders. The board will consider the policy-making experience of the candidate in the major business activities of the Company and its subsidiaries. The board will also consider whether the nominee is representative of the major markets in which the Company operates. Most importantly, the Committee is looking for candidates who have a deep, genuine interest in Umpqua and its culture.

The Risk and Governance Committee typically engages an executive recruiter to help identify and evaluate potential board candidates. The Committee considers diversity by race, gender and culture when reviewing board candidates. At inception of the recruitment process, the Committee reviews the experience and qualifications that it deems most important and communicates those factors to the recruiting firm. The Committee considers skill sets that will be lost upon the departure of a director.

Directors must be willing to devote sufficient time to effectively carry out their duties and responsibilities. Nominees should not serve on more than three boards of public companies in addition to the Company’s board. The board’s policy provides that no person shall be eligible for election or reelection as a director if that person will reach the age of 70 at the time of that person’s election or reelection, provided that a director who reaches age 70 during his or her term, shall complete the term for which that director was elected.

Shareholder Recommendations

A shareholder may recommend a candidate for nomination to the board and that recommendation will be reviewed and evaluated by our Risk and Governance Committee. Our Committee will use the same procedures and criteria for evaluating nominees recommended by shareholders as it does for nominees recommended by the

Committee. Shareholder recommendations for board candidates should be submitted to the Company’s corporate Secretary, Steven Philpott at Umpqua Holdings Corporation’s Legal Department, P.O. Box 1560, Eugene, OR 97440. Shareholders may nominate board candidates only by following the procedures set forth in our bylaws.

In 2011, we received no recommendations of potential nominees or nominations of board candidates from our shareholders.

Changes in Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our board of directors since our procedures were disclosed in the proxy statement for the 2011 annual meeting.

Shareholder Communications

Our directors are active in their respective communities and they receive comments, suggestions, recommendations and questions from shareholders, customers and other interested parties on an ongoing basis. Our directors are encouraged to share those questions, comments and concerns with other directors and with our CEO.

Communicating with Directors

Comments and questions may be directed to our board by submitting them in writing to the Company’s corporate Secretary, Steven Philpott, at Umpqua Holdings Corporation’s Legal Department, P.O. Box 1560, Eugene, OR 97440. These comments or summaries of the comments will be communicated to the board at its next regular meeting. No communications of this type were received from shareholders in 2011.

•	Shareholders may also request information or submit questions and comments via our website at www.umpquaholdingscorp.com.
•	Governance documents, including our Statement of Governance Principles and Committee Charters are also available to shareholders on our website.
•	In addition, shareholders may request email notification of corporate events, new Company documents or press releases.

Director Attendance at Annual Meetings

The Company conducts the annual meeting in Portland, Oregon on the day before a scheduled regular meeting of the board. The board expects all nominated directors to attend the annual meeting. All of the directors nominated for election at the 2012 meeting, who were then serving on the board, attended the 2011 meeting.

Annual Board Evaluations

Each year, our board evaluates the performance of its committees and its members. This evaluation process occurs in two stages. Each board member answers a questionnaire designed to rate, on a scale of one to five, the performance of each board committee on which that director serves, with respect to a number of components relevant to that committee’s functions. The answers and comments are compiled anonymously and reviewed by the committee as a whole, and reported to the full board. The Risk and Governance Committee then reviews those results and recommends changes in committee structure, membership and function to the full board. The Risk and Governance Committee’s practice is to rotate directors through the various board committees to broaden their exposure to the company’s operations and to take advantage of each director’s skill set.

In addition, each board member fills out a confidential self evaluation of his or her own performance, which is delivered to the board chair. The board chair then reviews that information with the board member and solicits input from each committee chair with respect to the board member’s performance. The Risk and Governance Committee considers this information when recommending a slate of candidates to be nominated by the full board and in making committee membership decisions.

Succession Planning

Succession planning for the CEO and other named executive officer positions is one of the board’s most important duties. Each year, the CEO presents his written succession plan to the full board. He reviews with the Risk and Governance Committee up to three internal candidates who should be considered to replace him and his recommendation as to which, if any, internal candidate should be considered to replace him in the event he cannot serve. Under the current plan, any internal candidate selected on an interim basis will have the opportunity to compete for the position with other candidates that come forward in an internal and external search. Each of the other named executive officers has a written succession plan that is reviewed with the CEO annually.

Meetings and Committees of the Board of Directors

The board of directors met five times during 2011, including a three-day strategic planning retreat. At the retreat, the board and executive management focused on how to best sustain and enhance shareholder value, the Company’s growth strategy and financial performance while maintaining Umpqua’s unique culture and commitment to community banking. All board committees have regularly scheduled meetings except the Risk and Governance Committee, which meets as appropriate, upon the call of its chairperson. Board committee chairs call for additional regular and special meetings of their committees, as they deem appropriate. In 2011, each director attended at least 87% of the meetings of the board and the committees on which the director served.

The board and each of our board committees regularly meet in executive session. Our CEO, who sits on the board and on four board committees, attends some executive sessions and is excused from others.

The board of directors has seven active board committees: the Audit and Compliance Committee, the Budget Committee, the Compensation Committee, the Executive Committee, the Financial Services Committee, the Loan and Investment Committee, and the Risk and Governance Committee.

The table below shows membership information for each board committee as of December 31, 2011:

C - Chair V - Vice Chair — - Member
	Audit and Compliance	Budget	Compensation	Executive	Financial Services	Loan and Investment	Risk and Governance

Raymond P. Davis		—		—	—	—

Allyn C. Ford				C			C

Peggy Y. Fowler		C	C	—		—	—

Stephen M. Gambee	—			—		C	—

Jose R. Hermocillo					—	—

William A. Lansing		—	—	—	C		—

Luis F. Machuca	—				—

Diane D. Miller	—	—	V

Dudley R. Slater					—	—

Hilliard C. Terry III	—					—

Bryan L. Timm	C	V	—	—			—

Frank R.J. Whittaker	V	—	—

Allyn Ford serves as Chair of the boards of Umpqua and Umpqua Bank. Peggy Fowler has been elected to succeed Mr. Ford as Chair of the boards when he retires at the April 2012 meeting.

Audit and Compliance Committee

The board of directors has a standing Audit and Compliance Committee that meets with our independent registered public accounting firm to plan for and review the annual audit reports. The Committee meets at least four times per year and is responsible for overseeing our internal controls and the financial reporting process. Each member of the Committee is independent, as independence is defined under NASDAQ Rule 5605(a)(2).

The board of directors has adopted an Audit and Compliance Committee Charter, a copy of which is available on our website in the Corporate Governance section at www.umpquaholdingscorp.com. The charter provides that only independent directors may serve on the Committee. The charter further provides that at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The board of directors has determined that the Committee Chair, Bryan L. Timm, meets the SEC criteria for an “audit committee financial expert.” Hilliard C. Terry III, who serves on that Committee, also meets those criteria.

The board of directors believes that each of the current members of the Committee has education and/or employment experience that provides them with appropriate financial sophistication to serve on the Committee. In 2011, the Audit and Compliance Committee met twelve times. In addition to these formal meetings, the Committee reviews and approves for issuance or filing the Company’s earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Budget Committee

The Budget Committee reviews and oversees our budgeting process, including the annual operating and capital expenditure budgets. It also oversees dividend planning and our stock repurchase programs. The Committee meets at least quarterly. In 2011, the Budget Committee met five times.

Compensation Committee

See Roles and Responsibilities of the Committee in Section 3 of the Compensation Discussion and Analysis.

Executive Committee

The Executive Committee may, subject to limitations in our Bylaws and under Oregon law, exercise all authority of the full board when the full board is not in session. This Committee is responsible for the review and oversight of the Company’s strategic planning process and consideration of the Company’s merger and acquisition opportunities. This Committee is comprised of the chairman of the board, the chair of each board committee and Umpqua’s CEO. This Committee meets at least quarterly. In 2011, the Executive Committee met four times.

Financial Services Committee

The Financial Services Committee reviews and oversees the operations of Umpqua Investments, Inc. and Umpqua’s Wealth Management Division. This Committee serves as Umpqua Investments’ board of directors. This Committee must meet at least quarterly and in 2011 the Committee met four times.

Loan and Investment Committee

The Loan and Investment Committee approves certain loans, approves charge-offs to the loan loss reserve, sets loan, investment and liquidity policies and monitors compliance with those policies and oversees Umpqua’s loan and investment portfolios. The Loan and Investment Committee meets at least quarterly and in 2011 it met five times. In addition to these formal meetings, the Committee from time to time reviews and approves extensions of credit to large relationships and it usually meets by telephone conference to discuss those matters.

Risk and Governance Committee

The Risk and Governance Committee proposes nominees for appointment or election to the board of directors and conducts searches to fill the positions of President and CEO. This Committee also oversees the Company’s corporate governance processes and board structure and our enterprise risk management program. The Committee is comprised of the independent chairman of the board and the chair of each board committee. All of the directors serving on the Risk and Governance Committee are independent, as defined in the NASD listing standards. The Risk and Governance Committee meets at least quarterly and in 2011 the Committee met five times.

The Board’s Role in Enterprise Risk Oversight

The board of directors has delegated responsibility for overseeing risk management for the Company to the Risk and Governance Committee. On a quarterly basis, the Company’s Chief Auditor/Risk Manager provides a comprehensive risk report to the members of that Committee. While the Risk and Governance Committee has primary responsibility for overseeing risk management, our other board committees and the entire board of directors are actively involved in overseeing risk management for the Company. Additionally, at least four times per year, the full board receives a report from the Chief Auditor/Risk Manager covering the most significant issues the Company is facing.

The board also engages in regular discussions with the Chief Auditor/Risk Manager, CEO, CFO, Chief Credit Officer, General Counsel, Chief Compliance Officer and other company officers as the board may deem appropriate related to risk management. In addition, each board committee has been assigned oversight responsibility for specific areas of risk and risk management is an agenda topic at all regular committee meetings. The committees consider risks within their areas of responsibility, for instance the Compensation Committee considers risks that may result from changes in compensation programs, and our Loan and Investment Committee focuses on risk related to credit and interest rates, among others. The Chief Auditor/Risk Manager reports directly to the Audit and Compliance Committee and indirectly reports to the CEO for administrative purposes.

Corporate Social Responsibility

The Company’s commitment to corporate social responsibility is central to Umpqua and our culture. We believe we have an obligation to support the communities we serve, which informs all aspects of our Company. These values are demonstrated daily at all levels through business practices and through active community outreach. These activities include associate engagement, relevant philanthropy, access to leadership, socially-responsible marketing and sustainable business practices.

Associate engagement

•

Our Connect Volunteer Network™ has become one of the nation’s leading volunteer programs, providing associates with paid time-off each year to serve at youth-focused organizations, schools and community development programs. In 2011 we set a new standard with more than 90 percent participation by 2,217 associates volunteering 44,946 hours to more than 1,500 community organizations and schools across the Company’s four-state footprint.

Relevant philanthropy

•

Our associate-driven decision-making process for charitable giving ensures community need is assessed locally and met with the most appropriate solutions. We invest in the areas of youth development & education, community development and the arts.

•

We utilize our associates’ financial expertise to deliver important financial literacy education to community members. Our Learn to Earn program educates and encourages youth to save by forming partnerships with schools and communities. The program currently provides children with the convenience of on-campus banking in 153 schools and serves more than 12,000 student accounts.

Access

•

The Company’s leadership team is accessible to all associates, customers and the public. Annual town halls are held every year in each market, as well as public forums to create opportunities for open dialogue.

Socially-responsible marketing

•

The needs of our customers and communities are integrated into our business and marketing practices. For example, our new product suite was carefully designed to balance the needs of the Company while doing what’s right for the customer, including low-income and senior populations.

•

Marketing efforts are also designed to engage community around neighborhood improvement. For example, our Build Your Block Challenge program forges important relationships in neighborhoods by giving voice to residents’ ideas for neighborhood improvement through $10,000 enhancement funds.

Sustainable business practices

•

We’ve made sustainability a focus of our daily operations. Our Umpqua sustainability team educates our associates and comes up with ideas that affect the entire Company. We know sustainability is a constant work in progress and we’re proud to be on that journey.

•

Examples include: a drive to reduce our paper consumption by 30% by 2014, 100% mass transit reimbursement for associates and fleet car purchasing standards that have resulted in significant transition to hybrid models.

•	Our retail bank store model includes smaller square footage, digital technology that shares product information electronically, and serves 100% organic fair-trade coffee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon our review of (i) Forms 3, 4 and 5 that we filed on behalf of directors and executive officers, or received from them with respect to the fiscal year ended December 31, 2011, and (ii) their written representations (if applicable) that no Form 5 is required, we believe that all reporting persons made all required Section 16 filings with respect to the 2011 fiscal year on a timely basis.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy material in connection with the 2013 annual meeting of shareholders, the proposal must be in proper form under SEC Regulation 14A, Rule 14a-8, Shareholder Proposals, and received by the Secretary of the Company on or before November 11, 2012. Shareholder proposals to be presented at the 2013 annual meeting of shareholders, which are not to be included in the Company’s proxy materials must be received by the Company no later than December 11, 2012, in accordance with the Company’s Bylaws.

RELATED PARTY TRANSACTIONS

Transactions with Related Persons/Approval Process

We have a formal process with respect to the review and approval of loans extended by Umpqua Bank to related persons, as described below. In accordance with our written procedures for the review of transactions with related persons and NASDAQ Rule 5605, all transactions with related persons must be approved by disinterested members of Umpqua’s Audit and Compliance Committee.

Loans to Directors and Officers

Umpqua Holdings Corporation does not extend loans or credit to any officers or directors. However, many of our directors and officers, their immediate family members and businesses with which they are associated, borrow from and have deposits with Umpqua Bank. All such loans are made in the ordinary course of Umpqua Bank’s business, and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, Umpqua Bank. These loans did not and do not involve more than the normal risk of collection or present other unfavorable features to Umpqua Bank.

Loans by the bank to directors and designated executive officers are governed by Regulation O, 12 CFR Part 215. Under the bank’s procedures, the Chief Credit Officer can approve individual credits subject to Regulation O up to a total credit exposure of $100,000 and report those loans to our Loan and Investment Committee. All Regulation O credits with a total credit exposure in excess of $100,000 must be approved by that Committee. Regulation O limits loans to executive officers to $100,000 unless the loan is secured by a first lien on the officer’s primary or secondary residence or unless the loan is made to finance the education of the officer’s children. All of our named executive officers are designated as executive officers of Umpqua Bank under Regulation O.

As of December 31, 2011, the aggregate outstanding balance of all loans to Regulation O executive officers, directors, principal shareholders and their businesses was $15,714,212, which represented approximately 0.94% of our consolidated shareholders’ equity at that date. All such loans are currently in good standing and are being paid in accordance with their terms.

DIRECTOR COMPENSATION

The Compensation Committee annually reviews its director compensation policy and in January 2012, the Committee affirmed the following statement of philosophy with regard to director compensation:

Umpqua’s director compensation is designed to align the board of directors with its shareholders, and to attract, motivate, and retain high performing members critical to our company’s success. Our director compensation philosophy is simple: we pay our directors a competitive rate when compared to similar sized and performing financial services organizations.

•	Objectives – Umpqua Bank is committed to providing competitive compensation to our directors. Within that context, our prime objectives are to:

¡	Attract and retain highly qualified people that portray our company culture and values.

¡	Link the interests of our directors to the values derived by our shareholders.

¡	Align the interests of our directors, executives, and employees.

¡	Conform to the highest levels of fairness, ethics, transparency, and sound governance practice.

•

Periodic Evaluation – On a regular basis the board will engage a third party professional to perform an evaluation to ensure director compensation is fair and competitive. Any change to director compensation is first reviewed by the Compensation Committee of the board prior to full board approval. Currently, it is the company’s policy for director compensation to be paid in company stock, which may be taken as deferred compensation; provided, however, that a director may elect to receive up to 30% of his or her compensation in cash.

•

Director Training – We are committed to the continuing education of our directors. Umpqua provides an annual allowance for our directors to obtain director-specific education. Directors receiving such education shall provide an educational synopsis to the board or appropriate board committee.

The Compensation Committee is charged with reviewing director compensation and recommending changes to the full board. The board of directors has adopted a Director Compensation Plan that sets forth the terms and manner in which non-employee directors will be compensated for their service on the board of directors and committees of Umpqua and its subsidiaries.

All director fees are payable in shares of Umpqua Holdings Corporation common stock, purchased periodically on the open market by a brokerage firm for the account of each director, with funds provided by the Company. The shares are purchased under a trading plan that complies with Rule 10b5-1(c)(2) of the Securities Exchange Act of 1934. Directors may choose to receive compensation on a deferred basis.

Under the plan, director fees are paid monthly, in arrears, after review of attendance records. In 2011, directors could attend committee meetings by teleconference, but they are allowed to attend only one regular board meeting per year by teleconference and they must be personally present at all other regular board meetings. The plan also reiterates the directors’ obligations under applicable securities laws and Umpqua’s Insider Trading Policy, and obligates the directors, if requested to do so, to execute a lockup agreement in the event of a firm commitment for an underwritten public offering of our securities.

Umpqua also provides a nonqualified deferred compensation plan to its non-employee directors. Under this plan, each director may annually elect to place all or part of his or her director compensation for the coming year into the deferred plan. Under the plan, a director may choose to have distributions from the plan in a lump sum or in annual installments over three, five or ten year periods following the date that the director leaves the board. Umpqua pays director compensation in shares of its common stock and the shares are held by a trustee. The dividends paid on those shares are credited to the director’s account, but no interest or other compensation is paid by the Company with respect to the deferred account.

The Compensation Committee’s practice is to engage an outside consultant at least once every three years to review director compensation paid by a peer group of companies to ensure that the compensation we pay to our directors is competitive given Company performance, board performance and our community bank philosophy.

In 2009, the Committee reviewed benchmarking data for director compensation. However, no change was made to the basic board and committee fees in 2010. In 2010, the Committee reviewed input from directors about the director compensation program and determined that adjustments were appropriate, to encourage in-person attendance at the five quarterly board and committee meetings (including the strategic planning session) by paying only one-half the fee for phone or video attendance at those meetings. Full fees are paid if other committee meetings or special board meetings are attended by phone or video. The schedule of fees that has been in effect since January 1, 2011 is set forth in the following table:

Schedule of Directors’ Fees

	Quarterly Retainer (1)	Board Meeting Participation (2)	Committee Meeting Participation (3)(4)
Board Chair	$8,750	$4,000	$1,000
Audit & Compliance Chair	$8,000	$4,000	$1,000
Other Committee Chairs	$7,500	$4,000	$1,000
Participating Director	$5,000	$4,000	$1,000

(1)	Each director serves on the board of Umpqua Holdings Corporation and Umpqua Bank but receives only one Quarterly Retainer.

(2)	Each director receives one Participation Fee for board meetings actually attended (if both Umpqua Holdings Corporation and Umpqua Bank board meetings are scheduled to be held on the same day, either jointly or one following another, one Participation Fee is paid).

(3)	A $250 committee participation fee is paid for conference calls of the Audit and Compliance Committee at which a quorum is present to review earnings releases or periodic reports filed with the SEC.

(4)	A $250 committee participation fee is paid for conference calls of the Loan and Investment Committee at which a quorum is present to review credits or charge-offs.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the year ending December 31, 2011. Although each director ultimately receives at least 70% of his or her fees in Umpqua stock, this table shows the cash paid directly to the director or contributed by the Company to the Director Compensation Plan to purchase that stock on the open market.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a) (1)	(b) (2)	(c)	(d)	(e)	(f)	(g)(3)	(h)
Ford, Allyn	$59,000						$59,000
Fowler, Peggy	$68,250						$68,250
Frohnmayer, David (3) (4)	$28,750					$10,000	$38,750
Gambee, Stephen	$67,000						$67,000
Hermocillo, Jose	$55,500						$55,500
Lansing, William	$65,250						$65,250
Machuca, Luis	$57,250						$57,250
Miller, Diane	$61,500						$61,500
Slater, Dudley(5)	$17,500						$17,500
Terry, Hilliard	$59,750						$59,750
Timm, Bryan	$73,250						$73,250
Whittaker, Frank	$61,500						$61,500

(1)	Director Davis is omitted from this table because he is a named executive officer, he receives no separate compensation for service as a director and his compensation is fully reflected in the Summary Compensation Table.

(2)	Amounts in column (b) are earned in cash and paid in Umpqua stock except that in 2011, Directors Fowler, Frohnmayer, Hermocillo, Terry and Whittaker elected to receive 30% of their compensation in cash and the remaining 70% in Umpqua stock.

(3)	Director Frohnmayer retired from the board of directors when his term expired at the 2011 annual meeting.

(4)	Director Frohnmayer was paid $10,000 for planning and serving as the facilitator at the board’s 2011 strategic planning retreat.

(5)	Director Slater was appointed to the board in August, 2011.

The following table shows what each director earned for each component of director compensation:

Name	Retainer	Board Participation	Committee Participation	Total
Ford	$35,000	$20,000	$4,000	$59,000
Fowler	$30,000	$20,000	$18,250	$68,250
Frohnmayer (1)	$12,500	$12,000	$4,250	$28,750
Gambee	$30,000	$20,000	$17,000	$67,000
Hermocillo	$25,000	$20,000	$10,500	$55,500
Lansing	$30,000	$20,000	$15,250	$65,250
Machuca	$25,000	$20,000	$12,250	$57,250
Miller	$25,000	$20,000	$16,500	$61,500
Slater (2)	$12,500	$4,000	$1,000	$17,500
Terry	$25,000	$20,000	$14,750	$59,750
Timm	$32,000	$20,000	$21,250	$73,250
Whittaker	$25,000	$20,000	$16,500	$61,500

(1)	Director Frohnmayer retired from the board of directors when his term expired at the 2011 annual meeting.
(2)	Director Slater was appointed to the board in August 2011.

We invite the spouses of our directors to attend our annual multi-day strategic planning session. We believe this event provides a valuable opportunity for our directors to strengthen relationships with senior executives, enhance leadership development and advance our business objectives. The participation of spouses in the meals and social functions at the planning session is a positive contributor to the process. The Company pays the spouses’ travel expenses, meals and activities that may be considered to provide a personal benefit in connection with this event. In 2011, these payments did not exceed $12,800 in the aggregate and are not separately disclosed.

Expenses associated with attending meetings, such as travel costs and meals, are considered integrally and directly related to the performance of their duties as directors, they are not considered to be personal benefits or perquisites and are not separately disclosed.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our executive compensation program is designed to support Umpqua’s vision and mission to:

•	Create a unique and memorable banking environment in which our customers perceive the company as an indispensable partner in achieving their financial goals;
•	Provide opportunities for our people to achieve unparalleled personal and professional success;
•	Enable our shareholders to achieve the exceptional rewards of ownership;
•	Assure that our communities benefit from our involvement and investment in their future.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our named executive officers (see Item 3- Shareholder Advisory (Non-binding) Vote on Executive Compensation). This Compensation Discussion and Analysis (“CD&A”) contains information that is relevant to your voting decision.

Our CD&A is organized into four sections.

Section 1- Executive Summary

Section 2- Performance and Pay

Section 3- Compensation Process and Decisions for 2011

Section 4- Other Compensation Information

Section 1 – Executive Summary

Our Response to Say on Pay Vote:

A majority of the stockholders who voted on our 2011 “Say on Pay” proposal voted against the proposal. In response to that vote, our board of directors, the Committee and our executive team took immediate and thorough action:

a.              The Committee engaged Towers Watson, a leading human resources consulting firm, to perform a review of our executive compensation program and make recommendations for enhancements.

b.              Our executive team agreed to amend the equity grants issued in January 2011 to include a vesting condition that limits vesting to the extent that Umpqua’s total shareholder return (TSR) does not exceed the KRX total return index, a regional bank index.

c.              We met with representatives of Institutional Shareholder Services (ISS) and Glass Lewis to fully understand their view of the “pay for performance” aspect of our compensation program.

d.              We engaged Phoenix Advisory Partners to advise on outreach to our institutional shareholders who voted against our say on pay resolution.

e.              We met with many of our large institutional shareholders who voted against our 2011 say on pay resolution to advise them of our response and to understand their concerns with our program.

f.              We strengthened our stock ownership policy to require that named executive officers acquire and maintain positions in company stock with a value ranging from 150% to 400% of base salary.

g.              We enhanced our policy to require that at least 50% of all equity awards to executive officers will be “performance based”. In 2011, 100% of the equity awards to executives were “performance-based”.

h.              We revised our “hold to retirement” policy to remove the age 62 exemption. 75% of all net equity awards must be held to retirement.

Financial Highlights:

In 2011, the Company accomplished the following:

•	Full year 2011 operating earnings of $0.66 per diluted share, a 450% increase over 2010;
•	Non-covered loans and leases grew $229 million, or 4%, and total non-covered loan commitments increased $353 million;
•	Provision for non-covered loan losses declined 59% year over year to $46.2 million;
•	Net charge-offs declined 54% year over year to $55 million;
•	Non-covered non-performing assets declined 29%, to 1.09% of total assets;
•	Record mortgage banking revenue of $26.6 million on closed loan volume of $995 million;
•	We repurchased 2.5 million shares of common stock at a weighted average price of $11.65 per share;
•	Declared dividends increased 20% over the previous year;
•	Tangible common equity ratio of 9.14%;
•	Total risk-based capital of 17.16%, and Tier 1 common risk weighted ratio of 12.76%. Our balance sheet continues to be one of the strongest in our region; and
•	TSR exceeded the one-year KRX total return index by 9.25% and the three-year KRX total return index by 1.93%

Other Highlights:

In 2011, Umpqua Bank was:

•	Named one of Fortune’s “100 Best Companies to Work For” for the 6th consecutive year;
•	Ranked 33rd in Forbes Magazine’s “Best Banks in America”;
•	Ranked highest in the Northwest for customer satisfaction by J.D. Power and Associates;
•	Named most admired financial services company in Oregon by the Portland Business Journal;
•	Recognized as a finalist in large companies category for Washington’s Best Workplaces award presented by Puget Sound Business Journal;
•	Recognized as an honoree for the Portland Business Journal’s “Healthiest Employers of Oregon” award.

•	Recognized as a Best Place to Work by the North Bay Business Journal; and

•	Completed the most active year for organic growth in our history, building 9 new stores, including 6 in Puget Sound and 3 in Portland, enhancing our attractive regional footprint.

Summary of Compensation Decisions:

•	Base salaries for Mr. Davis, Mr. Copeland and Mr. O’Haver were unchanged from their year-end 2010 levels;
•	Mr. Farnsworth and Mr. Wardlow each received a $10,000 base salary equity adjustment (3.4%);
•	The Company achieved operating earnings per share of $0.66, which resulted in an 80% payout of the financial component of the 2011 annual incentive plans;
•	Overall, the annual incentive plan payouts to named executive officers ranged from 49% of target for Mr. Davis to 89% of target for Mr. Wardlow and Mr. Farnsworth;
•

The Compensation Committee performed a comprehensive review of the executive compensation program, with the assistance of recommendations from Towers Watson (TW) about best practices and strategies for enhancing the compensation program; and

•	As a result of that review:
¡	a total shareholder return vesting condition was added to all equity grants to executives in 2011;
¡	the Company’s stock ownership and hold to retirement policies for executives were strengthened; and
¡	our long term incentive policy was modified to require that at least 50% of equity grants to executive officers be “performance-based”.

Section 2 – Performance and Pay

We have always maintained a strong pay for performance philosophy that links executive compensation to achievement of the operating and financial goals set by the board. We anticipate that growth in operating earnings per share and expansion of our franchise will be positively reflected in our stock price.

Following the 2011 Say on Pay Vote, we engaged many of the institutional shareholders who voted against the program and reached out to their proxy advisors. ISS and Glass Lewis both recommended that their clients vote against our say on pay resolution because, in their opinion, there was pay for performance disconnect between the compensation paid to our CEO and the total return realized by our shareholders in 2010. At the heart of our disagreement with their conclusions was an acknowledged difference in the metrics used by the advisors to measure performance (total shareholder return compared to a peer group) and the metrics used in 2010 by the Committee in setting compensation (primarily earnings per share growth, balance sheet improvement and achievement of strategic goals). We realize that it is important to understand their concerns and address them to the extent they are consistent with the goals of our executive compensation program.

As a result of productive discussions with ISS, Glass Lewis and our shareholders, the Committee worked to more closely align incentive compensation earned in a given year or period with the returns realized by our shareholders over that same period. Our TSR compared to a regional bank index is now an integral part of our long term equity award program. In addition, the Committee considered ISS’s executive compensation guidelines when setting CEO Davis’s 2011 annual incentive award.

Unfortunate fallout of the “say on pay” vote was the filing of a shareholder derivative suit against our board and certain executive officers, as described in our annual report on form 10-K. A number of similar cases were filed around the country but in December 2011, the magistrate judge hearing the derivative action recommended that it be dismissed and we look forward to final favorable resolution in the near future.

In 2011, the Company achieved the following results, compared with prior periods:

Financial Metric	12/31/11	12/31/10	12/31/09
Operating earnings per diluted share	$0.66	$0.12	($0.82)
Non-covered, non-performing assets to total assets ratio	1.09%	1.53%	2.38%
Non-covered loans at FYE (000’s)	$5,888,098	$5,658,987	$5,999,267
Deposits at FYE (000’s)	$9,236,690	$9,433,805	$7,440,434
Dividends declared per share	$0.24	$0.20	$0.20
Total risk based capital ratio	17.2%	17.6%	17.2%
Available liquidity to total assets ratio	51%	41%	32%

The following graph shows Umpqua’s total shareholder return compared with the KRX total return index over the past three years. The KRX is a regional bank stock index compiled by Keefe Bruyette and Woods, a global investment bank focused on the financial services sector. The index is comprised of 50 regional bank stocks, including Umpqua, ranging in size from $2.8 billion to $45.3 billion in assets. The graph shows that Umpqua’s total return exceeds that of the KRX total return index over the past three years, with less volatility over that period.

Section 3 – Compensation Process and Decisions for 2011

Roles and Responsibilities of the Committee

The Compensation Committee carries out the board’s overall responsibilities with respect to executive compensation, director compensation and review of the CEO’s performance. The Committee also oversees administration of the Company’s employee benefit plans, including the Umpqua Bank 401(k) and Profit Sharing

Plan, the Supplemental Retirement Plan and the Deferred Compensation Plan. All Committee members are required to meet the NASD and SEC independence and experience requirements. The Committee must meet at least quarterly. In 2011, the Committee met nine times.

The Committee operates under a written charter which is posted on our website at www.umpquaholdingscorp.com. The Committee annually reviews its charter and recommends changes to the full board. The Committee Chair sets the agenda and meeting calendar for the Committee. As authorized by its charter, the Committee routinely hires attorneys and independent consultants for advice on compensation matters.

Role of the Chief Executive Officer

CEO Davis is actively engaged in recommending the compensation of our other named executive officers. At the end of each fiscal year, he reviews with the Committee the performance of each executive officer and he recommends the level of base and incentive compensation as well as equity grants for the ensuing year of individual executive officers reporting to him, including the executive officers covered by NASDAQ Rule 5605. The Committee reviews those recommendations and compares them with market information to ensure that executive compensation is competitive and that the CEO is exercising his discretion appropriately. The Committee reviews, and ratifies or approves, all components of the compensation for executive officers covered by NASDAQ Rule 5605, including salary, annual incentives, long-term incentive compensation and internal pay equity.

Our Executive Vice President/Cultural Enhancement works with our CEO, our business unit executives, General Counsel and outside counsel and consultants to recommend and design the overall structure of the Company’s incentive and benefit plans.

Role of the Compensation Consultant

With respect to making compensation decisions, our Committee periodically reviews compensation survey data or “benchmarking” data provided by recognized compensation consultants. The Committee uses this information to understand prevailing market practices and aggregate, as well as component, compensation packages provided by companies who are similar to Umpqua in size and scope. The Committee also considers company performance, individual performance and internal pay equity when making compensation decisions.

Identification of Named Executive Officers

For 2011, our “named executive officers” as defined in Item 402 of Regulation S-K, were:

Name	Title	Designation
Raymond P. Davis	President and Chief Executive Officer	Principal Executive Officer
Brad F. Copeland	Senior Executive Vice President/Chief Operating Officer
Ronald L. Farnsworth	Executive Vice President/Chief Financial Officer	Principal Financial Officer
Mark P. Wardlow	Executive Vice President/Chief Credit Officer
Cort L. O’Haver	Executive Vice President/Commercial Banking

Executive Compensation Philosophy

The Company has adopted the following written statement of its executive compensation philosophy, which is reviewed annually by the Compensation Committee:

Decisions regarding executives’ total compensation program design, as well as individual pay decisions, will be made in the context of this Executive Compensation Philosophy and our ability to pay, as defined by our financial success. Umpqua’s executive compensation is designed to recognize superior operating performance thereby maximizing shareholder value, and to attract, motivate and retain the high performing executive team critical to our Company’s success. Our executive compensation philosophy is simple: we pay competitive base salaries and we strongly reward performance.

Objectives – Umpqua Bank is committed to providing competitive, performance-based total compensation opportunities to our executives who collectively have the responsibility for making our Company successful. Within that context, our prime objectives are to:

¡	Attract and retain highly qualified executives that portray our Company culture and values

¡	Motivate executives to provide excellent leadership and achieve Company goals

¡

Provide substantial performance-related incentive compensation that is aligned to our business strategy and directly tied to meeting specific business objectives; avoiding unnecessary and excessive risks that threaten the value of the Company

¡	Strongly link the interests of executives to the value derived by our shareholders from owning Company stock

¡	Connect the interests of our executives and our employees

¡	Be fair, ethical, transparent and accountable in setting and disclosing executive compensation.

Base Salary – Base pay opportunities should be fully competitive with other relevant organizations within the markets in which we compete. Individual salary determinations involve consideration of incumbent qualifications, behaviors, cultural adherence, and performance.

Short-Term Incentives – Consistent with competitive practices, executives should have a significant portion of their targeted annual total cash compensation at risk, contingent upon meeting company profitability goals, regulatory goals and personal objectives.

Long-Term Incentives – Executives who are critical to our long-term success should participate in long-term incentive opportunities. At least 50% of equity awards should be “performance-based”, to link a significant portion of total compensation to shareholder value.

Executive Benefits – We offer executives competitive benefit programs, such as health insurance, 401(k) plan, vacation, and life insurance, of which similar programs are offered to our employees.

Communication and Training – We are committed to sharing information with executives to enable them to fully understand our objectives for executive pay and each element of their total compensation package.

Plan Design and Objectives

Compensation Element	Fixed or At Risk	Annual or Long Term	Cash or Equity	Primary Purpose
Base Salary	Fixed	Annual	Cash	Provide a competitive amount of fixed cash compensation based on experience, skills, responsibilities and competitive pay levels
Encourages Executive To
Annual Incentive	At Risk	Annual	Cash	Maximize operating earnings per share
Restricted Stock Award	At Risk	Long Term	Equity	Continue to work for the company and generate a total shareholder return that exceeds a regional bank stock index
LTIP Award	At Risk	Long Term	Equity	Increase operating earnings per share at a rate that exceeds the peer group
Stock Option	At Risk	Long Term	Equity	Increase the stock price and generate a total shareholder return that exceeds a regional bank stock index

The following table shows the percentage ratio of each type of compensation earned by the named executive officers in 2011:

Executive Officer	Fixed / At Risk		Annual (1) / Long Term		Cash (1) / Equity
Ray Davis (2)	34%	66%	38%	62%	38%	62%
Brad Copeland	36%	64%	59%	41%	59%	41%
Cort O’Haver	41%	59%	67%	33%	67%	33%
Mark Wardlow	37%	63%	63%	37%	63%	37%
Ron Farnsworth	37%	63%	63%	37%	63%	37%

(1)	Includes “all other compensation” from the Summary Compensation Table
(2)	Excludes the change in pension value of the Davis SERP

Base Salary

The purpose of base salary is to create a secure base of cash compensation for executives that is competitive with the market. Executive salary increases do not follow a preset schedule or formula; however, the following are considered when determining appropriate salary levels and increases:

•	The individual’s current and sustained performance results and the methods utilized to achieve those results;
•

Non-financial performance indicators to include strategic developments for which an executive has responsibility (such as product development, expansion of markets, increase in same-store loan or deposit growth and acquisitions) and managerial performance (such as service quality, sales objectives and regulatory compliance);

•	The Company’s financial performance; and
•	Peer data and benchmarking reports.

Individual and Company Performance

A significant component of compensation is related to performance. We believe that an employee’s compensation should be tied to how well the employee’s team and the Company perform against both financial and non-financial goals and objectives. The board annually establishes the financial goals for the incentive compensation program. Non-financial goals include satisfactory performance on all internal and external regulatory exams and audits and achievement of the business and personal goals assigned to each executive.

Short-Term and Long-Term Incentives

Incentive compensation balances short and long term performance. We try to focus all senior managers on achieving strong short-term or annual results in a manner that will ensure the Company’s long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, senior management is regularly provided with both annual and long-term incentives. Participation in long-term incentive programs increases with higher levels of responsibility, as employees in these leadership roles have the greatest influence on the Company’s strategic direction and results over time.

Annual Incentives

The purpose of annual incentive plans is to provide cash compensation on an annual basis that is at risk and contingent on the achievement of annual business and operating objectives, as well as personal goals and objectives.

The Committee and the board have selected operating earnings per share (OEPS) as the key annual financial performance measurement for the following reasons:

•	EPS is the single most important indicator of profitability, which measures earnings allocable to each outstanding share of common stock;

•	EPS aligns the interest of the executive officer with retail and institutional shareholders; and
•	OEPS attempts to “normalize” earnings and eliminate infrequent income and expense items.

We use and publicly report OEPS as a non-GAAP financial measure because it is useful in understanding Umpqua’s financial performance. When calculating OEPS, we exclude the following income and expense items:

•

Gains or losses on our junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance;

•	Expenses that are related to the completion and integration of mergers and acquisitions;
•	Goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios; and
•	One-time bargain purchase gains on certain FDIC-assisted acquisitions that are not reflective of Umpqua’s on-going earnings power.

All of these items are excluded net of their tax impact. We calculate operating earnings (loss) per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share. See the following section in our Form 10-K for a reconciliation of the non-GAAP OEPS calculation to GAAP earnings per share: Part II, Item 7, Reconciliation of Operating Earnings (Loss) to net (Loss) Earnings Available to Common Shareholders.

At the beginning of each year we adopt an incentive plan that provides for incentive compensation to be awarded to the Chief Executive Officer and our other named executive officers upon achievement of the Company’s earnings and regulatory goals set by the board, and individual performance objectives established by the Committee and approved by the board for Mr. Davis and individual performance objectives established by Mr. Davis for the other named executive officers.

Each executive is assigned a target incentive, which is a percentage of base salary. The overall target incentive is set annually by the Committee based on market comparables for similar positions and internal groupings of executives. The Committee also assigns a maximum incentive above the target incentive. Achievement of the target incentive is based on the success of the Company and the individual executive in certain performance areas, as more particularly discussed in the section titled 2011 Executive Compensation Decisions.

The annual incentive plan for each named executive officer also includes a “negative discretion” component that allows the Committee to consider significant one-time events that might affect, for example, earnings per share, and reduce the award that would otherwise be suggested by rigid computation of the formula in the plan.

The annual incentive plans of all named executive officers require the executive to repay to the Company any incentives awarded based on earnings per share for a particular period if it is later determined that the earnings per share were materially inaccurate. This plan provision, often called a “claw back”, was implemented in 2007 and the provision has not been triggered. Since 2009, “claw back” provisions have been incorporated in the incentive compensation plans of all Company managers.

Other Annual Compensation – Benefits and Perquisites

We provide benefit programs to executive officers and to other employees. The following table identifies the benefit plans and identifies those employees who may be eligible to participate:

Benefit Plan	Named Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	•	•	•
Group Medical/Dental/Vision	•	•	•
Group Life and Disability	•	•	•
Annual Manager Incentive Plan	•	•
Severance	•	•	•
Change in Control	•	•
Supplemental Retirement (Top Hat)	•	•
Supplemental Executive Retirement (1)	•
Deferred Compensation Plan (2)	•	•

(1)	Mr. Davis is the only employee with a Supplemental Executive Retirement Plan, which was implemented in 2003.
(2)	In connection with the acquisition of other financial institutions, the Company has assumed deferred compensation plans that benefit other past and present employees. In 2008, the company adopted a non-qualified deferred compensation plan that allows eligible officers to make payroll deferrals to a deferred compensation account and to elect a deferred distribution date.

Perquisites

The Company provides modest perquisites to the named executive officers. The perquisites we offer are common in the financial services industry and help the Company attract and retain superior employees for key positions. Some perquisites are intended to serve an Umpqua business purpose, but it is understood that some may be used for personal reasons, as well. Our payment of perquisites is disclosed in the Summary Compensation Table and they are itemized in the related supplemental table.

Umpqua has adopted a policy that governs personal use of the aircraft leased by the Company. That policy generally provides that the CEO or CFO must approve any personal use of this aircraft. If the flight is for purely personal reasons, the officer must reimburse the Company in accordance with the Standard Industry Fare Level formula. If the officer is accompanied by a spouse or other guest, the officer must reimburse the Company for the spouse or guest’s use. If the officer’s spouse accompanies the officer for the purpose of participating in business functions, that use is not deemed to be personal use.

Long-Term Incentive Compensation

There are three forms of long-term incentives from time to time granted to our executives: stock options and restricted share awards (RSAs) under our shareholder-approved 2003 Stock Incentive Plan and grants of restricted stock units (RSUs) under the 2007 Long Term Incentive (LTI) Plan, approved by shareholders.

•

Stock Options. The purpose of stock options is to provide equity compensation with value directly related to the creation of shareholder value and the increase in Company stock price. Stock options provide executives a vehicle (subject to vesting requirements) to increase equity ownership and share in the appreciation of the value of Company stock and they help retain the individuals to whom they are granted. In 2011, all option grants to executive officers were subject to the following vesting condition based on the Company’s TSR compared to the KRX total return index, a regional bank stock index:

Umpqua’s TSR Performance compared to the KRXTR	Vesting Percentage
Lower than 60%	0%
60%	25%
between 60% and 100%	**
100% (Umpqua’s TSR Performance equals or exceeds the KRX TSR Performance)	100%

**	When TSR Performance is between 60% and 100%, the results are interpolated on a straight-line basis to determine the applicable vesting percentage. For example, 80% TSR Performance represents the midpoint of TSR Performance and would result in the midpoint of the Vesting Percentage, or 62.5%.

•

Restricted Share Awards. RSAs are awarded subject to vesting requirements and, in some cases, subject to the Company achieving predetermined financial goals. Restricted shares serve to help retain key executive talent, as well as attract and retain non-executive employees who make a significant contribution to the Company. In 2011, all RSA grants to executive officers were subject to the foregoing vesting condition based on the Company’s TSR compared to the KRX total return index, a regional bank stock index.

•

LTI Grants. These RSU grants are made under the 2007 LTI Plan and are subject to financial performance-based vesting, such as EPS growth, net income growth or return on equity, in addition to time in service vesting.

With respect to both stock option and RSA grants, the deferred vesting schedules are designed to motivate executive officers to achieve our business objectives and reinforce the link between the interests of our executive officers and our shareholders.

Stock options provide incentives to increase the stock price and RSU grants under the LTI Plan provide incentives to increase earnings per share. The Committee believes that both goals are an appropriate focus of long term incentive plans and the Committee believes that both stock options and RSUs should be awarded to certain named executive officers to help the Company achieve these goals. RSU grants under the LTI Plan are performance-based in that they vest based on comparing the Company’s EPS growth with the EPS growth of a select peer group of companies. In 2011, 100% of the restricted stock units (RSUs) vested under the 2008 grants to Mr. Davis and Mr. Copeland. These grants were issued under the shareholder approved 2007 Long Term Incentive Plan. See the section titled 2007 Long Term Incentive Plan.

Reflecting the connection between long term incentive pay and performance, and given the significant drop in the Company’s stock price over the past five years, many of the options granted to executive officers are “under water” because the current market price is below the exercise price. See tables titled Outstanding Equity Awards at Fiscal Year-End and “In the Money” Options at Fiscal Year-End.

Stock Ownership and Retention Policies

We believe that key executives should have significant stake in the performance of the company’s stock, to align their decisions with creating shareholder value and to minimize negative market perceptions caused by excessive insider sales of Company shares. Our Statement of Governance Principles (posted on our website) requires directors and executive officers to accumulate a meaningful position in Company shares. Previously, our ownership guidelines required outside directors and executive officers to own, at minimum, a fixed number of shares depending on the office held (for the CEO, 100,000 shares). Recently, our board increased the ownership requirement and tied it to a multiple of base salary for the executive officers and a multiple of retainer, as noted below:

Position	Minimum Ownership (multiple of base salary)
CEO	4.0
Senior EVP	2.0
Other EVPs	1.5
Directors	Minimum Ownership (multiple of director compensation)
Outside Director	4.0

Under this policy, share ownership is determined from the totals on Table 1 of SEC Form 4, which includes unvested RSAs and shares in which beneficial ownership is disclaimed, but excludes outstanding stock options.

Compliance with share ownership guidelines is reviewed annually by the Risk and Governance Committee. This minimum ownership must be achieved within five years after the officer or director takes office. As of December 31, 2011, all directors and executive officers satisfied these minimum requirements.

In addition, named executive officers must retain a substantial portion of the equity awards granted by the Company. A named executive officer must retain 75% of the following net awards until the officer retires:

•	Gains from option exercises (shares remaining after payment of the exercise price and taxes);
•	Vested restricted stock awards (net of tax withholdings);
•	Shares issued in payment of LTIP restricted stock units (net of tax withholdings).

Exceptions to this holding requirement may be granted only by the Compensation Committee based upon bona fide personal financial need or family hardship, including divorce or death of a spouse. No exceptions were requested or granted in 2011.

Directors and executive officers may sell no more than 15,000 shares per calendar year, unless he or she obtains authorization in a hardship situation from the Committee. In addition to this cap, a director or officer may sell shares to cover the exercise price and estimated taxes associated with an option exercise. Our policy also prohibits directors and executives from engaging in transactions in which they may profit from short term speculative swings in the market value of Umpqua stock. These prohibited transactions include “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future); “short sales against the box” (selling owned, but not delivered securities); “put” and “call” options (publicly available rights to sell or buy Umpqua shares at a specific price within a specified period of time) and derivative transactions, such as non-recourse loans secured by Company stock.

In 2011, the named executive officers, as a group, acquired 100,900 shares of company stock through vesting of restricted share grants (RSAs) and sold or disposed of 36,707 shares to pay taxes in connection with their vestings.

Equity Compensation Plan Practices

In general, we issue stock options, RSAs and RSUs to our named executive officers at the following times: (i) upon initial employment with the Company; (ii) in the first quarter of each year, in connection with establishing their long-term incentive compensation package for that year; and (iii) in connection with a significant advancement or promotion or a significant change in compensation arrangements.

We only issue stock options with a grant date when the trading window is open for Section 16 reporters. This way, the stock price at the time of the grant can be reasonably expected to fairly represent the market’s view of our results and prospects. We have never re-priced or back-dated options granted under any of Umpqua’s equity compensation plans and the 2003 Stock Incentive Plan specifically prohibits these practices. See tables titled Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End.

As noted above, we have adopted stock ownership guidelines and a “hold to retirement” policy that severely restrict the ability of our named executive officers to turn equity grants into cash. However, these restrictions are not reflected in the FASB ASC 718 values attached to those grants.

Severance and Change in Control

We believe that severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers in the financial services industry. Accordingly, we provide such protection for all of our named executive officers under their respective employment agreements. For executives other than Mr. Davis, we have two levels of severance benefit, defined by the number of months of base pay provided (six or nine months) and three levels of change in control benefits (twelve, twenty-four or thirty-six months). Our CEO recommends to the Compensation Committee the level of benefit to be provided to an executive and the Committee considers and approves or ratifies the recommendation. The financial services industry is in a period of consolidation that we expect will continue for the foreseeable future and we consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competition.

The occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the senior executive level. We believe that change in control benefits eliminate or at least reduce any reluctance of executive officers to actively pursue potential change in control transactions that may be in the best interest of shareholders. All of our change in control provisions are “double trigger” such that the benefit is paid only if there is both a change in control transaction and a qualifying termination of employment. In order to encourage executive officers to remain employed with the Company during this important time, we provide named executive officers with variable levels of an enhanced severance benefit if their employment is terminated without cause or in connection with a change in control. If the executive continues to work for the acquiring company for more than 12 months after the change in control transaction, the executive receives a reduced retention benefit, in lieu of a change in control benefit. As a condition to receiving these severance benefits, the executive must agree not to compete with the Company, or its successor, and not to solicit customers or employees for a certain period following separation. See table titled Potential Payments Upon Termination or Change in Control.

2011 Executive Compensation Decisions

2011 Base Salary and Annual Incentive Targets for Mr. Davis and Mr. Copeland

In 2010, the Committee independently engaged Towers Watson (TW) to provide a benchmarking report for CEO Davis, and the other named executive officers. Except for executive compensation analysis services, neither TW nor its affiliates provided services to Umpqua or its affiliates during 2010 or 2011. In 2010, TW recommended and reviewed a peer group of 24 regional and national banks with operations in two or more states and assets between $8 billion and $15 billion, compared to Umpqua’s $9.4 billion assets at fiscal year-end 2009. The inclusion of additional national banks was consistent with the Company’s increasing size and the failure of some regional peers. The Committee considered input from TW and from management in determining appropriate peer groups and came to its own conclusion as to the companies to be included.

The peer group companies recommended by Towers Watson and selected by the Committee were:

Company Name	Ticker	Company Name	Ticker
Bancorpsouth Inc	BXS	Prosperity Bancshares Inc	PRSP
Bank of Hawaii Corp	BOH	Signature Bank	SBNY
Cathay General Bancorp	CATY	Sterling Financial Corp	STSA
Citizens Republic Bancorp	CRBC	SVB Financial Group	SIVB
F N B Corp	FNB	Trustmark Corp	TRMK
Firstmerit Corp	FMER	UMB Financial Corp	UMBF
Hancock Holding Co	HBHC	United Bankshares Inc	UBSI
MB Financial Inc	MBFI	United Community Banks Inc	UCBI
National Penn Bancshares Inc	NPBC	Valley National Bancorp	VLY
Old National Bancorp	ONB	Whitney Holding Corp	WTNY
Pacific Capital Bancorp	PCBC	Wilmington Trust Corp	WL
Privatebancorp Inc	PVTB	Wintrust Financial Corp	WTFC

This peer group is very similar to the peer group used by the Committee in making 2010 compensation decisions, with some adjustments made for consolidation and bank failures.

2011 Base Salary and Annual Incentive Targets for Other Named Executive Officers

In setting 2011 base salaries and incentive targets, the Committee and management referred to and considered the data and recommendations contained in the July 2010 benchmarking report provided by TW. Management prepared a proforma summary compensation table, which was used by the Committee as comparative tally sheets for review of named executive officer compensation.

In January 2011, Mr. Davis met with the Committee to review his recommendations for the named executive officers, based on his own evaluation of their performance and his review of the TW compensation data. The Committee determined that small equity adjustments to base salary were appropriate for Mr. Wardlow and Mr. Farnsworth and that Mr. Wardlow’s target incentive should be increased from 50% to 75% to be on par with the other named executive officers in that band. Mr. Copeland’s target incentive was reduced from 100% of base salary in 2010 to 85% in 2011. Except for these revisions, no changes were made to base salaries or target incentives for 2011. Base salaries paid to Mr. Davis and Mr. Copeland in 2011 were lower than their base salaries in 2010.

The Compensation Committee approved the following base salaries and incentive targets for the named executive officers in 2011:

	2011 Base Salary	% Increase (Decrease) over 2010	Target Incentive	% Increase (Decrease) over 2010	Target Incentive as a % of Base Salary	Target Compensation (Base plus Incentive)
Davis	$815,000	(6.7%)	815,000	0.0%	100.0%	$1,630,000
Copeland	475,000	(5.8%)	403,750	(15.0%)	85.0%	878,750
O’Haver (1)	380,000	0.0%	285,000	0.0%	75.0%	665,000
Wardlow	300,000	3.4%	225,000	3.4%	75.0%	525,000
Farnsworth	300,000	3.4%	225,000	3.4%	75.0%	525,000
(1)	Mr. O’Haver commenced employment in March 2010 and his base salary and target incentive were prorated in 2010; there was no increase in 2011.

2011 Incentive Compensation Earned by the Named Executive Officers

As it has for several years, the Compensation Committee considered a variety of possible performance areas and determined that the following performance categories would focus these executives on objectives that would benefit the Company and its shareholders:

•	corporate financial targets-measured by operating earnings per share-fully diluted (OEPS);
•	leadership and cultural competencies;
•	regulatory and compliance goals; and
•	personal and business unit goals (for all except Mr. Davis).

OEPS targets are set by the board based upon the Budget Committee’s recommendation. All members of our Compensation Committee are also members of our Budget Committee, so they are well aware of the Company’s financial performance at the enterprise level and at the primary business unit level, and they use this information when reviewing and approving incentive payouts to our named executive officers. The Company does not offer guidance on our OEPS, earnings per share or growth rate targets and we regard these internal targets as confidential. However, we provide the company-wide OEPS target on a retrospective basis in accordance with SEC requirements. The OEPS target for 100% payout of the financial component is achievable, but requires better than expected performance. If OEPS satisfy the budget goal for the year, the payout of the financial component is less than 100%. The maximum percentage payout ranges from 0% to 125% of base salary.

Historically, our OEPS targets have not been easy to achieve. We failed to meet the minimum target in 2007, 2008 and 2009. The following table compares actual results against OEPS targets and shows the percentage payment of the corporate financial target incentive for the years 2009-2011:

Year	Minimum OEPS Target	Reported OEPS (fully diluted)	Minimum OEPS Target was:	Percentage Payout of Target Incentive
2009	$0.43	($2.36)	Not Achieved	0%
2010	$0.11	$0.12	Achieved	25%
2011	$0.40	$0.66	Achieved	80%

The Company emphasizes objective performance benchmarks for annual incentive compensation, as measured by fully diluted operating earnings per share, and achievement of compliance and regulatory goals, as measured by ratings achieved in regulatory examinations and internal audit and compliance reviews. These objective standards (financial performance and regulatory) are consistent with the 2005 Performance Based Incentive Plan and comprise 80% of Mr. Davis’s target incentive and 70% of the target incentive of the other named executive officers. The other performance targets include subjective standards and are awarded outside the 2005 Performance Based Incentive Plan. However, the Leadership/Unit Financial component is directly tied to the CEO’s evaluation of the executive’s performance compared with specific individual business goals that are established at the beginning of each year and incorporated in the executive’s annual incentive plan.

In January 2012, Mr. Davis completed a self-evaluation for the Compensation Committee and that Committee also asked each director to provide an assessment of Mr. Davis’s performance and, in particular, an evaluation of the metrics used to evaluate the leadership component of the annual plan.

In January 2012, the Compensation Committee reviewed 2011 operating and personal results against the incentive plans for each of the named executive officers. The Committee determined that the Company’s actual OEPS for 2011 met the target range for an 80% payout of the financial component. The Committee also considered the Company’s achievements for 2011, as outlined in the Executive Summary, above, and the progress made toward the strategic goals set by the board under the five-year plan.

CEO Davis’s annual incentive payout was reviewed in the context of peer group compensation, the Company’s total shareholder return for 2011 and guidance from proxy advisory firms and the Committee exercised negative discretion to set CEO Davis’ incentive payout at $400,000, or 49% of his target incentive.

CEO Davis presented his evaluation of the performance of each of the other named executive officers and recommended the 2011 annual cash incentives to be paid to each executive officer. The Committee places significant weight on Mr. Davis’s incentive award recommendations, but the Committee independently reviewed and approved those recommendations.

In reviewing the subjective categories of Leadership/Unit Financial performance and Personal/Business goals for each named executive officer, the Committee considered the executive team’s performance against the strategic goals established by the board.

Achievement of performance targets in each of the other areas varied with each officer and incentive payouts for Mr. Copeland, Mr. Farnsworth, Mr. Wardlow and Mr. O’Haver ranged from 74% to 89% of the targeted incentive.

The 2011 incentive compensation awarded to each named executive officer, itemized by category, is as follows:

Name	Financial Perfor- mance	% *	Regula- tory	% *	Leadership/ Unit Financial**	% *	Personal/ Business Goals	% *	Total Calculated $	Total Paid $ ***	Target $	Total as a % of Target
Davis	391,200	60	163,000	20	203,750	20	N/A	0	757,950	400,000	815,000	49%
Copeland	161,500	50	64,600	20	45,422	15	51,478	15	323,000	298,850	403,750	74%
O’Haver	114,000	50	45,600	20	42,750	15	42,750	15	245,100	225,413	285,000	79%
Wardlow	90,000	50	45,000	20	25,312	15	40,232	15	200,544	200,544	225,000	89%
Farnsworth	90,000	50	45,000	20	33,750	15	31,750	15	200,500	200,500	225,000	89%

*	This represents the percentage of the total target incentive that is allocated to each performance category shown in the column to the left.
**	For Mr. Davis, this is his Leadership goal; for all other named executive officers this is their respective business unit profitability or expense control goal.
***	For Messrs. Davis, Copeland and O’Haver, the total incentive paid was less than the amount calculated under their respective plans, to bring the executive’s total compensation in line with the Committee’s judgment as to the appropriate level of overall compensation.

2011 Long Term Incentive Compensation

In January 2011, the Committee approved time-vested RSA grants and stock option grants to all of the named executive officers that were consistent with grants made in prior years. In addition, Mr. Davis and Mr. Copeland were awarded grants of performance based restricted stock units under the 2007 Long Term Incentive Plan. These grants are described in the Grants of Plan Based Awards table. In June 2011, in response to the say on pay vote at the annual meeting, the RSA and stock option grants were amended by mutual agreement of the Company and the executives to provide that the grants vest in whole or in part only if the company’s total shareholder return achieves specified targets in comparison to the KRXTR, a regional bank index. See Restricted Share Awards, above.

Internal Pay Equity

In December 2011 and January 2012, the Committee considered internal pay equity when it reviewed the total compensation paid to the CEO, as compared to the other named executive officers and the CEO’s other direct reports. The Committee considers total direct compensation (TDC), but not the Davis SERP, when reviewing internal pay equity because the benefit under the SERP was capped in 2007. Based on its review, the Committee was satisfied that the comparative relationship between the compensation of the CEO and Umpqua’s other named executives is appropriate.

Section 4 – Other Compensation Information

Role of Tax and Regulatory Requirements

Under section 162(m) of the Internal Revenue Code (the Code), the Company is generally prohibited from deducting for federal income tax purposes employee compensation that would otherwise be deductible to the extent that the compensation exceeds $1 million for any covered employee in any fiscal year. However, compensation that is performance-based as defined in the Code is not subject to the deductibility limits. The board’s policy is to ensure that all compensation paid by the Company is fully deductible for federal income tax purposes. See the section titled 2005 Performance-Based Incentive Plan.

The employment agreements with our named executive officers provide that if the severance and change in control benefits payable to the executive would constitute an “excess parachute payment” as defined in Section 280G of the Code, such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments being subject to the excise tax imposed by Section 409A of the Code.

Those agreements also provide that if the benefits are subject to Section 409A of the Code and the executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the benefit shall be delayed for six months following the executive’s termination of employment.

The agreements with our named executive officers also provide that Umpqua shall not pay any benefit to the extent that such payment would be prohibited by the provisions of Part 359 of the regulations of the Federal Deposit Insurance Corporation (the “FDIC”), as the same may be amended from time to time.

Dodd-Frank Executive Compensation Requirements

On July 21, 2010, the President signed the “Dodd-Frank Wall Street Reform and Consumer Protection Act” (“Dodd-Frank”). While the focus of Dodd-Frank is the regulation of financial institutions, it also includes several corporate governance and executive compensation provisions that apply to public companies generally. The following is a summary of the executive compensation provisions included in Dodd-Frank.

Compensation Committee Independence.  The SEC must issue rules requiring exchanges to prohibit the listing of a company’s securities if its board does not have a compensation committee composed entirely of independent directors. For purposes of determining whether a particular director is independent, the exchanges must consider:

•	The source of the director’s compensation, including any consulting, advisory or compensatory fees paid to the director; and
•	Whether the director is affiliated with the company, a subsidiary or an affiliate of a subsidiary

While Umpqua’s Compensation Committee satisfies the current NASDAQ independence requirements for compensation committee members, under Dodd-Frank, consideration must also be given to the source and nature of compensation, not just the amount. In addition, similar to audit committee independence requirements, the director’s status as an affiliate of the company, such as through share ownership, must be considered. Implementing regulations have not been adopted, but the Company does not expect that those rules would alter our current Committee membership.

Compensation Consultants, Legal Counsel and Other Advisors.  Dodd-Frank specifies that compensation committees may engage compensation consultants, legal counsel or other advisors, although they are not required to do so. However, when selecting these advisors, the compensation committee must consider factors to be identified by the SEC as affecting the independence of the advisors, including:

•	the provision of other services to the company by the consultant or advisor;
•	the amount of fees received from the company by the consultant or advisor, as a percentage of the total revenue of the consultant or advisor;
•	the policies and procedures of the consultant or advisor that are designed to prevent conflicts of interest;
•	any business or personal relationship of the consultant or advisor with a member of the compensation committee;
•	any stock of the company owned by the consultant or advisor.

Additional factors identified by the SEC must be competitively neutral among the categories of compensation consultant, legal counsel or other advisors and must preserve the ability of compensation committees to retain the services of members of any such category. The compensation committee will be directly responsible for the appointment, compensation and oversight of the work of these advisors. Dodd-Frank requires companies to provide appropriate funding for payment of reasonable compensation to its advisors. Implementing regulations have not yet been adopted.

Say on Pay Vote and Frequency Vote.  At least once every three years, companies are required to provide shareholders with an advisory vote on executive compensation. This marks the fourth year that we have offered such a resolution to our shareholders. At least once every six years, shareholders must be provided a separate advisory vote on whether the say-on-pay vote should occur every one, two or three years. We offered such a resolution in 2011 and, consistent with the shareholder vote, we will be offering annual say on pay resolutions until the next frequency vote. This vote may not be construed as overruling a decision by the board of directors, nor creating or implying any additional fiduciary duty by the board of directors, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Vote on Golden Parachutes.  In proxy materials where shareholders are asked to approve a merger, acquisition, consolidation, or proposed sale or other disposition of all or substantially all the assets of a company, the proxy must include a non-binding shareholder vote regarding golden parachute payments. In connection with this non-binding vote, the proxy statement must disclose, in clear and simple form:

•

any agreements or understandings with any named executive officer of the company concerning any type of compensation (whether present, deferred or contingent) that is based on or otherwise relates to the transaction; and

•	the aggregate total of all such compensation that may be paid or become payable to or on behalf of such executive officer.

The SEC has adopted rules regarding these disclosures.

Enhanced Executive Compensation Proxy Disclosure- Pay Linked to Performance.  Dodd-Frank requires the SEC to adopt rules requiring disclosure in a company’s annual proxy statement of the relationship between executive compensation actually paid and the financial performance of the company, taking into account any change in the value of the shares of stock and dividends of the company and any distributions. The rules may require a graphic representation of the information. In addition, the company must disclose:

•	the median of the annual total compensation of all employees of the company, excluding the CEO;
•	the annual total compensation of the company’s CEO; and
•	the ratio of the median employee total compensation, excluding the CEO, to the CEO’s total compensation.

For purposes of these calculations, total compensation includes all components of compensation disclosed in the summary compensation table of a company’s proxy statement. Implementing regulations have not yet been adopted.

Employee Hedging.  The SEC is required to issue rules mandating that companies disclose in any annual proxy statement whether any employee or member of the board of directors or their designee is permitted to engage in hedging activities that are designed to hedge or offset market declines affecting compensatory equity awards. Implementing regulations have not yet been adopted. However, the Company already prohibits these types of transactions in the stock ownership guidelines that apply to directors and executive officers. See section titled Stock Ownership and Retention Policies.

Clawback Policy- Three-Year Look-Back.  Dodd-Frank mandates exchanges to adopt listing standards requiring that listed companies develop and implement a claw back policy for accounting restatements. The policy must provide that in the case of an accounting restatement due to material noncompliance with any financial reporting requirement, whether intentional or not, the company will recover from all present and former “executive officers” any incentive-based compensation (including stock options) received in excess of what would have been paid based on the company’s results after giving effect to the accounting restatement during the three-year period preceding the date on which the company is required to prepare the restatement.

This provision is broader than a similar provision contained in Section 304 of the Sarbanes-Oxley Act in that it:

•	covers all current and former executive officers and not only the CEO and CFO;
•	does not require that the restatement results from misconduct and the look-back period is three years instead of one year; and
•	Companies must adopt and disclose a specific claw back policy.

Listing standards have not yet been adopted. However, since 2007, our annual incentive plans and the LTI agreements with our named executive officers have included similar claw back provisions. We include a claw back provision in all of the Company’s 2011 manager incentive plans.

Joint Agency Guidance on Incentive Compensation

On June 21, 2010, federal banking regulators issued final joint agency guidance on Sound Incentive Compensation Policies. This guidance applies to executive and non-executive incentive compensation plans administered by banks. The guidance says that incentive compensation programs must:

•	Provide employees incentives that appropriately balance risk and reward;
¡	Compensation should be commensurate with risk- if two activities produce same profit but one carries more risk, the incentive should be lower for the riskier activity;
¡	Plans that provide awards based on company-wide performance are not likely to create unbalanced risk-taking incentives except, perhaps for senior executives;
¡	Make sure actual payouts reflect adverse outcomes;
¡	Consider deferred payouts, judgmental adjustments and longer performance periods to balance short term results against risks that materialize over time.

•	Be compatible with effective controls and risk- management;
¡	The bank should have strong controls for designing, implementing and monitoring incentive plans;
¡	Create and maintain documentation to support meaningful audits;
¡	Include appropriate personnel, including risk-management personnel in the design process;
¡	Risk management and control personnel should have appropriate skills, be sufficiently compensated to attract and retain them and be free of conflicts of interest;
¡	Monitor performance of incentive compensation plans and make adjustments.

•	Be supported by strong corporate governance, including active and effective oversight by the board;
¡	The board should approve incentive compensation arrangements for senior executives;
¡	The board should regularly review the design and function of incentive plans;
¡	The board should keep abreast of emerging practices and choose those that fit the company;
¡	The board should have sufficient expertise and resources to carry out its oversight function;
¡	Incentive compensation arrangements should be disclosed to shareholders.

The Federal Reserve will review, as part of the regular, risk-focused examination process, the incentive compensation arrangements of banking organizations. The findings of the supervisory initiatives will be included in reports of examination and any deficiencies will be incorporated into the organization’s supervisory ratings, which can affect the organization’s ability to make acquisitions and take other actions. Enforcement actions may be taken against a banking organization if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the organization’s safety and soundness and the organization is not taking prompt and effective measures to correct the deficiencies.

The FDIC has indicated that it may incorporate a compensation-related risk element in determining levels of deposit insurance assessments. In 2011, the Federal Reserve, the Office of the Comptroller of the Currency (OCC) and FDIC proposed rules to implement Section 956 of the Dodd-Frank Act, which requires that the agencies prohibit incentive-based payment arrangements that the agencies determine encourage inappropriate risks by providing excessive compensation or that could lead to a material financial loss.

Review of Risk Associated With Compensation Plans

The Company develops and implements compensation plans that provide strategic direction to the participant and engages them in the Company’s success, which contributes to shareholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm company value or reward poor judgment by our executives.

Compensation policies and practices are determined by reviewing compensation analyses including industry/market benchmarking reports to determine competitive pay packages. The Company’s variable pay programs are designed to reward outstanding individual and team performance while mitigating risk taking behavior that might affect financial results.

Performance incentive rewards for all plans continue to be focused on results that possibly impact earnings, profitability, credit quality, reasonable loan growth, deposit growth, sound investment advice, superior customer service, sound operations and compliance, sustainable culture, and leadership excellence.

Incentive Plans, which are reviewed and revised on an annual basis, have defined terms and conditions which enable the Company to adjust the final scoring and payment of the plan, including adjustments that may only become apparent upon an after the fact review. In addition, some incentive plans may have specific and defined holdbacks and modifiers enabling adjustments at the time of payout.

Generally, there is more oversight of plans that have a higher degree of risk, larger payouts, and those plans that could have the greatest negative impact on the Bank’s safety and soundness, such as Commercial, Mortgage and Umpqua Investments. The more risk associated with the incentive plan the more review and approval hurdles must be crossed before payment is made.

In 2011 and in January 2012, the Committee met with executive officers of the Company to review the incentive compensation plans and concluded that, based on the controls described above and elsewhere in this proxy statement, those plans do not present risks that are reasonably likely to have a material adverse effect on the Company.

It was noted that the primary financial component for annual incentive compensation is operating earnings per share, which is based directly on audited numbers and that credit quality has the most significant effect on earnings in this environment. The board regularly receives reports about key credit measures and the steps undertaken by management to address credit risk.

In addition, the company has adopted compensation practices, as discussed in this proxy statement, that discourage excessive or unnecessary risk-taking, such as:

•	prohibiting the re-pricing of stock options;
•	requiring executives to acquire and hold substantial ownership positions in company stock;
•	implementing “claw-back” provisions in annual incentive plans; and
•	adopting a “hold to retirement” policy with respect to 75% of the net gains from equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.

Based on the review and discussions referred to in paragraph (e) (5) (i) (A) of this Item, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2011.

Submitted by the Compensation Committee:

Peggy Fowler (Chair)

William Lansing

Diane Miller (Vice Chair)

Bryan Timm

Frank Whittaker

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation awarded to, paid to or earned by the named executive officers for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(g)(2)	(h)	(i)(3)	(j)
Davis, Raymond P. President/Chief Executive Officer	2011	$815,000	$0	$800,750	$347,250	$400,000	$992,691	$86,834	$3,442,525
	2010	$873,333	$191,700	$492,260	$405,750	$529,750	$1,158,719	$79,828	$3,731,340
	2009	$714,000	$0	$320,400	$184,000	$0	$1,054,236	$44,080	$2,316,716
Copeland, Brad F. Sr. EVP/ Chief Operating Officer	2011	$475,000	$0	$449,740	$101,860	$298,850	$0	$35,570	$1,361,020
	2010	$504,167	$95,850	$310,480	$270,500	$289,750	$0	$32,191	$1,502,938
	2009	$400,000	$0	$200,250	$92,000	$0	$0	$15,371	$707,621
O’Haver, Cort EVP/Commercial Banking (4)	2011	$380,000	$0	$219,400	$92,600	$225,413	$0	$21,685	$939,098
	2010	$293,589	$0	$67,250	$145,000	$137,500	$0	$141,648	$784,987

Wardlow, Mark EVP/Chief Credit Officer	2011	$300,000	$0	$219,400	$92,600	$200,544	$0	$22,625	$835,169
	2010	$290,000	$0	$237,800	$202,000	$125,425	$0	$41,848	$897,073
	2009	$230,000	$0	$0	$36,800	$75,000	$0	$1,540	$343,340
Farnsworth, Ronald L. EVP/Chief Financial Officer	2011	$300,000	$0	$219,400	$92,600	$200,500	$0	$22,343	$834,843
	2010	$290,000	$0	$237,800	$202,000	$132,675	$0	$17,488	$879,963
	2009	$230,000	$0	$0	$55,200	$75,000	$0	$5,483	$365,683

(1)	The amounts shown in columns (e) and (f) represent the fair value of stock and option awards issued during the year(s) shown. The assumptions made in calculating these values are disclosed in the Notes to our Consolidated Financial Statements included in our annual report on Form 10-K.
(2)	The amounts shown in column (g) were earned in the year(s) noted and awarded under the Company’s annual incentive plans, but paid the following year.
(3)	The table below itemizes the amounts shown in column (i), All Other Compensation.
(4)	Mr. O’Haver joined the Company in March 2010 and his $380,000 base salary and incentive compensation were prorated for that year.

All Other Compensation

Name	Annual Auto Allowance/Use Value (i)	Annual Paid Parking	Annual Dues and Club Memberships	Top Hat Plan (ii)	Match Contributions to 401(K)	Dividends on Unvested Restricted Shares (iii)	Split Dollar VEB (iv)	Total
Davis, R.	$2,250	$2,400	$3,450	$33,424	$7,350	$29,644	$8,316	$86,834
Copeland, B.	$3,690	$612	$0	$15,867	$7,350	$8,051	$0	$35,570
O’Haver, C.	$0	$2,700	$0	$8,305	$7,350	$3,330	$0	$21,685
Wardlow, M.	$0	$2,700	$0	$5,651	$7,350	$6,924	$0	$22,625
Farnsworth, R.	$0	$2,700	$0	$5,853	$7,350	$6,440	$0	$22,343

(i)	Amounts included in executive’s income for personal use of the Company vehicle assigned to that executive.
(ii)	Amount contributed by Company to the executive’s account under the Supplemental Retirement (Top Hat) Plan.

(iii)	Dividends paid in 2011 on the unvested portion of outstanding RSA grants and accumulated dividend equivalents on a deferred RSA grant (to Mr. Davis) issued under the 2003 Stock Incentive Plan.
(iv)	This is the value of economic benefit to Mr. Davis of a $5 million split dollar agreement that expired in June 2011. In 2011, Mr. Davis paid taxes of $3,780 associated with that benefit.

Compensation Agreements

Employment Agreement with Raymond P. Davis

Our agreement with Mr. Davis, effective July 1, 2003, provides for his employment as President and Chief Executive Officer. It has no specific term and we may terminate his employment at any time for any reason or for no reason at all. However, if we terminate his employment without cause or if he leaves our employ for good reason, as defined in that agreement, he is entitled to a severance benefit equal to twice his base salary just prior to termination and twice his incentive received the prior year. Should Mr. Davis’ employment terminate as a result of a change in control, his employment agreement provides for payment of a severance benefit equal to three years base salary and three times the incentive that he was targeted to receive that year, payable over 36 months. In addition, the Company, or its successor, would be obligated to pay health and welfare benefits for three years following termination, immediately vest all unvested stock options and provide an additional credit to his supplemental executive retirement plan.

Retirement Plan for Mr. Davis

The company has a Supplemental Executive Retirement Plan with Mr. Davis dated July 1, 2003, which was amended and restated effective January 1, 2007 (the Davis SERP) to provide for a fixed schedule of retirement benefits to be paid to him if he retires on or after June 3, 2011. Prior to the 2007 restatement, Mr. Davis’s SERP benefit was a percentage of his highest 3 years of compensation in the final 5 years of his employment and there was no upper limit on that SERP benefit. In addition, since it is a retirement plan, the benefits are payable to him as they are vested, without regard to the performance of the company or the returns enjoyed by shareholders. In 2007, the Committee felt that under the SERP, as it was then structured, too much of the CEO’s long term incentive compensation was tied to this retirement plan. As restated in 2007, the Davis SERP benefit cannot exceed $850,000 per year.

Effective, April 16, 2008, the Company amended and restated the Davis SERP to eliminate the cutback (vesting) in the retirement benefits Mr. Davis would receive if he were to terminate his employment “without good reason” or be terminated by the Company “without cause”. He has attained age 62 and is now entitled to receive a retirement benefit that is actuarially determined based upon the amount of the “Account” (the amount the company has accrued at the time of his termination) without any cutback. In the event of his death while in the employ of the Company, his estate or designated beneficiary is entitled to receive payments under the SERP as if he had elected to retire the day prior to his death. See the table titled Annual Benefit Payable Under Davis SERP.

Employment Agreements with Other Named Executive Officers

The named executive officers other than Mr. Davis have standardized Employment Agreements with the Company that provide the following benefits:

Name	Expiration Date (1)	Severance Benefit (2)	Change in Control (3)	Retention Benefit (4)
Copeland, Brad	12/31/2013	9 mo.	36 mo. + 300%	12 mo. + 100%
Farnsworth, Ron	03/04/2013	9 mo.	24 mo. + 200%	12 mo. + 100%
Wardlow, Mark	12/31/2016	9 mo.	24 mo. + 200%	12 mo. + 100%
O’Haver, Cort	12/31/2014	9 mo.	24 mo. + 200%	12 mo. + 100%

(1)	There is no specific term of employment and each agreement is terminable by the Company or the executive at any time, with or without cause.

(2)	Calculated as the greater of: (i) the number of months of current base salary at the time of termination; or (ii) two weeks for every year of employment, payable over that same number of months. The severance benefit is payable if the executive is terminated “without cause” or if the executive leaves for “good reason”, as defined in the agreement.
(3)	Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This change in control benefit is payable only if the executive’s employment is terminated within 12 months after the change in control transaction and it is paid in lieu of a severance benefit.
(4)	Calculated as the number of months of current base salary at the time of termination plus a multiple of the executive’s incentive paid for the prior year, payable monthly over a period equal to the number of months of base salary paid. This benefit is payable 12 months following a change in control if the executive remains employed for at least 12 months after the change in control transaction and it is paid in lieu of a severance or change in control benefit.

Miscellaneous Provisions in Executive Employment Agreements

Each of our Employment Agreements with named executive officers includes the following provisions;

•	An IRC 280G adjustment that prohibits any benefit payment to the executive to the extent it would constitute an “excess parachute payment” under Internal Revenue Code §280G.
•	A prohibition on competing with the Company during the time that the executive is receiving payment of a severance, change in control or retention incentive benefit.
•	Receipt of the change in control benefit is subject to a “double trigger” such that there must be a qualifying termination of employment in addition to a change in control event.
•	A prohibition on solicitation of the Company’s customers or employees for two years following the executive’s departure.
•

A requirement that the executive sign a release of claims against the Company as a condition to receiving a severance or change in control benefit. This release of claims provision is not included in Mr. Davis’ agreement.

Deferred Compensation Plan

In September 2008, the Company adopted a restated Supplemental Retirement and Deferred Compensation Plan. The deferred compensation component of the non-qualified plan is effective for eligible officers beginning January 1, 2009. Participants may defer a portion of their salary (up to 50%) into a plan account and invest it in various mutual funds that are similar to those available under the 401(k) plan. The Company has no plans to make discretionary contributions to the deferred compensation accounts.

401(k) and Profit Sharing Plan

Umpqua sponsors and administers a 401(k) salary deferral and profit sharing plan covering substantially all employees of the Company and its subsidiaries. The plan is subject to the Employee Retirement Income Security Act of 1974, as amended. Participants may elect to contribute 100% of eligible compensation to the plan each year, subject to applicable IRC limits on annual employee deferrals. In 2011, the Company made a matching contribution of up to 50% of each participant’s salary deferral, up to 6% of eligible compensation. Our named executive officers are eligible to participate in the plan under the same terms and conditions as other employees.

Supplemental Retirement (“Top Hat”) Plan

We maintain a non-qualified deferred compensation plan for executive officers who are selected by the board to participate in the plan. Under the plan the Company may make discretionary profit sharing or other contributions to the plan. The plan is designed to be administered under Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974. In 2011, Messrs. Davis, Copeland, Farnsworth, Wardlow and O’Haver were eligible to participate in this plan.

2005 Performance-Based Incentive Plan

The Company’s 2005 Performance-Based Incentive Plan is designed to tie a significant portion of annual compensation to Company performance and to provide incentives to executive officers to achieve results tied to important objective business criteria. The Plan was approved by shareholders in 2005 and is intended to ensure that performance-based compensation awarded to the Company’s executives is deductible. The Plan is administered by the Compensation Committee. In April 2010, our shareholders approved an amendment to the plan extending its termination date to December 31, 2014. The Plan authorizes the payment of an annual incentive tied to a percentage of the executive’s base salary and that incentive compensation is awarded upon achieving performance targets related to the corporate objectives established by the Compensation Committee. For 2011, the performance-based targets were:

•	the Company’s diluted operating earnings per share; and
•	supervisory ratings issued by regulatory agencies for the Company and its subsidiaries.

The Compensation Committee determines the plan participants for each performance period. In addition to the executive officers listed on the Summary Compensation Table, all executive officers are eligible to be designated by the Compensation Committee to participate in the Plan.

Equity Compensation Plan Information

See the table at Part II, Item 5 of the Company’s Form 10-K for information about equity compensation plans that provide for the award of securities or the grant of options to purchase securities to employees and directors of Umpqua, its subsidiaries and its predecessors by merger that were in effect at December 31, 2011.

Long Term Incentive Plans and Awards

2003 Stock Incentive Plan

We have a 2003 Stock Incentive Plan that was most recently approved and amended by our shareholders in 2010, when shareholders extended the termination date to June 30, 2015 and made an additional 2 million shares available under the plan. The plan is administered by the Compensation Committee. Under the 2003 plan, non-qualified stock options, incentive stock options and restricted stock awards may be issued to employees and directors of the Company and its subsidiaries, as recommended by the Committee and approved by the board.

Under the terms of the 2003 plan, awards of stock options and restricted stock awards, when added to options under all other plans, are limited to a maximum of ten percent of the outstanding shares on a fully diluted basis. During 2011, we granted 341,100 restricted shares, under the 2003 Stock Incentive Plan. See table titled Grants of Plan Based Awards. All equity grants and awards were approved by the Compensation Committee and grants to all executive officers are approved by the full board of directors. As of February 10, 2012, there were a total of 1,022,686 shares in the 2003 plan available for future awards and grants, of which all are immediately available for issuance under the ten percent limitation.

2007 Long Term Incentive Plan

We have a long term incentive plan that was approved by shareholders in 2007. This 2007 LTI Plan reserves 1,000,000 shares of the Company’s common stock for issuance to executive officers in the form of restricted stock units. No more than 70,000 shares may be awarded to any participant in a calendar year under the 2007 Plan, except in connection with hiring an executive. The Compensation Committee determines which executive officers of the Company and its subsidiaries will participate in the Plan.

The Plan authorizes the award of RSU grants, which are subject to performance-based vesting, as well as any other vesting requirements established by the Compensation Committee for a grant, such as time-based service vesting. The performance goals for vesting (i) must be established by the Compensation Committee within the first 90 days of the performance period; (ii) must be objectively determinable; and (iii) the outcome of a performance goal must be substantially uncertain at the time the performance goal is established.

The Committee may base the performance goals for an RSU grant on one or more of these Performance Criteria. The performance goals are specific targets, schedules or thresholds against which actual performance is to be measured for purpose of determining the amount of vesting of an RSU grant.

The Committee has broad discretion in making RSU grants and determining the applicable performance goals and other vesting requirements, provided the performance goals are based on one or more of the above-listed Performance Criteria. In 2011, there were 60,000 target RSUs granted under this Plan.

Grants of Plan-Based Awards

This table shows the plan-based awards granted to each named executive officer in the fiscal year ended December 31, 2011. The actual payouts under the annual incentive plans are shown in column (g) of the Summary Compensation Table. All restricted stock (RSA) and option awards were made under the 2003 Stock Incentive Plan. All restricted stock unit (RSU) awards were made under the 2007 LTI Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date	Grant Date Fair Value of Stock & Option Awards ($)
		Thresh- old ($)	Target ($)	Maximum ($)	Thresh -old (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)(4)		(l)(5)
Davis	1/01/11	0	815,000	1,181,750
RSAs (1)	1/31/11				0	35,000	35,000				$10.97	$383,950
Options (2)	1/31/11				0	75,000	75,000			$10.97	$10.97	$347,250
RSUs (3)	2/02/11				0	40,000	70,000				$10.99	$416,800
Copeland	1/01/11	0	403,750	519,828
RSAs (1)	1/31/11				0	22,000	22,000				$10.97	$241,340
Options (2)	1/31/11				0	22,000	22,000			$10.97	$10.97	$101,860
RSUs (3)	2/02/11				0	20,000	35,000				$10.99	$208,400
Farnsworth	1/01/11	0	225,000	289,688
RSAs (1)	1/31/11				0	20,000	20,000				$10.97	$219,400
Options (2)	1/31/11				0	20,000	20,000			$10.97	$10.97	$92,600
Wardlow	1/01/11	0	225,000	289,688
RSAs (1)	1/31/11				0	20,000	20,000				$10.97	$219,400
Options (2)	1/31/11				0	20,000	20,000			$10.97	$10.97	$92,600
O’Haver	1/01/11	0	285,000	366,938
RSAs (1)	1/31/11				0	20,000	20,000				$10.97	$219,400
Options (2)	1/31/11				0	20,000	20,000			$10.97	$10.97	$92,600

Notes:
(1)	The shares underlying restricted stock awards (RSAs) reported in column (g) were issued under the 2003 Stock Incentive Plan and vest three years following the grant date to the extent that the Company’s total shareholder return achieves specified targets as compared to the KRXTR regional bank stock index.
(2)	The shares underlying options reported in column (g) were issued under the 2003 Stock Incentive Plan and vest three years following the grant date to the extent that the Company’s total shareholder return achieves specified targets as compared to the KRXTR regional bank stock index.
(3)

The shares underlying restricted stock units (RSUs) reported in column (g) were issued under the 2007 Long Term Incentive Plan and are subject to both a performance-based vesting requirement and a three-year service vesting requirement. These RSUs were granted February 2, 2011. The performance-based vesting is based on the Company’s earnings per share growth (“EPS Growth”), as compared to twenty-four specified peer financial institutions. There is no minimum number of shares that will vest. The performance-based vesting is based on EPS Growth for the three year period ending December 31, 2013. Units that vest based on the performance-based measurement will not be fully vested unless the executive’s employment continues through February 15, 2014. The time-based service vesting requirement is accelerated and waived, however, in the event the executive’s employment terminates before February 15, 2014, as a result of termination by the Company without Cause (as defined in the 2007 Plan) or by the executive for Good Reason (as defined in the 2007 Plan), or in the event of a Change in Control (as defined in the 2007 Plan). Under these circumstances, the performance-based vesting will be measured based on the Company’s performance for the performance period ended as of the fiscal quarter end prior to such termination or Change in Control. In the event of termination without Cause or for Good Reason, the vested amount of units will be prorated for the portion of the three-year service period actually served. In the event of a Change in Control, there is no reduction in vested units based on the shortened service period. The number of shares issued in settlement of the grant is based on the number of vested units.
(4)	Column (k) shows the exercise price of the stock option awarded to the named executive officer. Also presented is the closing price of Umpqua common stock on the grant date.
(5)	Column (l) shows the aggregate grant date fair value associated with all RSAs and option awards, as determined in accordance with FASB ASC 718, Stock Compensation. The assumptions used to calculate fair value are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End

This table shows information concerning unexercised stock options and unvested restricted stock awards held by each named executive officer as of December 31, 2011. All awards granted in 2003 and later years were granted under the 2003 Stock Incentive Plan or the 2007 Long Term Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)(1)	(b)(2)	(c)(3)	(d)(4)	(e)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)	(j)(10)
Davis, R.
01/02/2002	50,000			$13.34	1/02/2012
04/28/2003	75,000			$19.31	4/27/2013
07/01/2003	75,000			$18.58	6/30/2013
01/03/2005	75,000			$24.71	1/03/2015
01/18/2006	25,000			$28.425	1/17/2016
03/05/2007	50,000			$26.12	3/05/2017
01/28/2008	80,000(11)	20,000		$15.50	1/27/2018
07/21/2008	40,000(11)	10,000		$11.59	7/20/2018
02/02/2009	30,000(11)	20,000		$9.23	2/01/2019
03/30/2009								70,000	$867,300
02/05/2010						23,000	$284,970
08/02/2010						11,900	$147,441
08/02/2010	22,500(11)	52,500		$12.87	08/01/2020
01/31/2011			75,000	$10.97	01/31/2021
01/31/2011								35,000	$433,650
02/02/2011								70,000	$867,300
Copeland, B.
01/02/2002	15,000			$13.34	1/02/2012
09/30/2003	15,000			$19.01	9/30/2013
01/21/2005	40,000			$23.49	1/20/2015
01/28/2008	21,000(12)	14,000		$15.50	1/27/2018
07/21/2008	12,000(12)	8,000		$11.59	7/20/2018
02/02/2009	10,000(12)	15,000		$9.23	2/01/2019
03/30/2009								43,750	$542,063
02/05/2010						11,500	$142,485
08/02/2010						10,800	$133,812
08/02/2010	10,000(12)	40,000		$12.87	08/01/2020
01/31/2011			22,000	$10.97	01/31/2021
01/31/2011								22,000	$272,580
02/02/2011								35,000	$433,650
Farnsworth, R.
01/02/2002	1,500			$13.34	1/02/2012
01/21/2005	2,500			$23.49	1/21/2015
04/20/2005	10,000			$22.94	4/19/2015
01/29/2007						1,000	$12,390
01/28/2008	12,000(12)	8,000		$15.50	1/27/2018
07/21/2008	6,000(12)	4,000		$11.59	7/20/2018

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
02/02/2009	6,000(12)	9,000		$9.23	2/01/2019
02/05/2010	8,000(12)	32,000		$11.89	2/05/2020
02/05/2010						16,000	$198,240
01/31/2011			20,000	$10.97	01/31/2021
01/31/2011								20,000	$247,800
Wardlow, M.
07/09/2004	5,000			$22.15	7/09/2014
02/15/2007						400	$4,956
10/30/2007						2,000	$24,780
01/28/2008						800	$9,912
02/02/2009	6,000(12)	9,000		$9.23	2/01/2019
02/05/2010	8,000(12)	32,000		$11.89	2/05/2020
02/05/2010						16,000	$198,240
01/31/2011			20,000	$10.97	01/31/2021
01/31/2011								20,000	$247,800
O’Haver, C.
03/24/2010	5,000(12)	20,000		$13.45	3/23/2020
03/24/2010						4,000	$49,560
01/31/2011			20,000	$10.97	01/31/2021
01/31/2011								20,000	$247,800

(1)	In column (a), the grant date of each award is noted below the name of each named executive officer.
(2)	Column (b) shows the number of shares underlying vested (exercisable) but not exercised stock options at the fiscal year ending December 31, 2011.
(3)	Column (c) shows the number of shares underlying unexercised options that are not exercisable because they had not vested at the end of the fiscal year.
(4)	Column (d) shows the maximum shares issuable under this non-qualified option agreement that vests based on TSR performance at the end of the three year period ended January 31, 2014.
(5)	Column (e) shows the exercise price to be paid by the executive in order to acquire the shares subject to the option.
(6)	Column (f) shows the date that each option expires, if not previously exercised. Under the 2003 Stock Incentive Plan, the option expiration date is accelerated for officers whose employment is terminated for any reason and all such options expire three months following the termination date.
(7)	Column (g) shows the number of shares of restricted stock that have not vested as of December 31, 2011. All RSA grants shown in this table vest 20% per year over a five year period, beginning one year following the date of the grant, except
a.	For Mr. Davis, the February 5, 2010 grant, which vests 100% on February 5, 2012; and the August 2, 2010 grant, which vests 30% per year at the end of the first and second years and 20% per year at the end of the third and fourth years.
b.	For Mr. Copeland, the February 5, 2010 grant, which vests 100% on February 5, 2012.
(8)	Column (h) shows the aggregate market value of shares of restricted stock that have not vested as of December 31, 2011, using the closing price of Umpqua stock $12.39 on December 30, 2011, the last trading day of the year.
(9)	Column (i) shows the maximum shares issuable, assuming maximum vesting of the RSU or RSA award.

(10)	Column (j) shows the aggregate market value of shares based on unvested RSUs and RSAs, using the closing price of Umpqua stock ($12.39) on December 30, 2011, assuming maximum vesting of the award.
(11)	This option vests over a four year period, beginning one year after the grant date: 30% per year at the end of the first and second years and 20% per year at the end of the third and fourth years.
(12)	This option vests 20% per year over a five year period, beginning one year after the grant date.

“In the Money” Options at Fiscal Year-End

This table demonstrates the linkage between negative share price performance and option grants to the named executive officers. It shows the number of vested but unexercised option shares held by the named executive officers at December 31, 2011 that have an exercise price below the market price of Umpqua common stock on December 30, 2011, the last trading day of the year.

Name	Option Shares Exercisable at 12/31/11 (1)	Option Shares “In the Money” at 12/31/11 (2)
Davis, Raymond P.	522,500	70,000
Copeland, Brad F.	123,000	22,000
Farnsworth, Ronald L.	46,000	20,000
Wardlow, Mark	19,000	14,000
O’Haver, Cort	5,000	0

(1)	Number of shares underlying unexercised but vested and exercisable options at December 31, 2011.
(2)	Number of exercisable option shares with an option exercise price less than the closing price of Umpqua Stock ($12.39) on December 30, 2011.

Option Exercises and Stock Vested

This table shows each stock option that was exercised by a named executive officer and the number of restricted shares, if any, that vested during the fiscal year ended December 31, 2011. In each case, the option exercise price to be paid by the optionee and the related taxes to be withheld were all received by the Company.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Davis, Raymond P.	0	0	47,100	$505,896
Copeland, Brad F.	0	0	26,000	$279,809
Farnsworth, Ronald L.	0	0	6,000	$67,230
Wardlow, Mark	0	0	6,000	$67,692
O’Haver, Cort	0	0	1,000	$10,720

Pension Benefits

This table shows the current outstanding obligations of the Company under the Davis SERP, which is a non-qualified defined benefit plan and is the only retirement plan sponsored by the Company that is to be reported in this table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b) (1)	(c)(2)	(d) (3)	(e)
Davis, Raymond P.	Supplemental Executive Retirement Plan	N/A	$6,954,677	$0

Notes:
(1)	The Supplemental Executive Retirement Plan is also referred to in this proxy as the Davis SERP. See the section titled Retirement Plan for Mr. Davis for more information.
(2)	Mr. Davis had 12.5 years of credited service when the Davis SERP was amended in 2007. As amended, the agreement has a fixed schedule of benefits, based upon the month in which his employment terminates and the reason for termination. Years of credited service are no longer relevant to computing his benefits under the Plan.
(3)	The present value of Mr. Davis’s accumulated benefit under the plan, computed as of December 31, 2011, which is the measurement date used for financial statement reporting purposes with respect to Umpqua’s audited financial statements for the fiscal year ended December 31, 2011. During 2011, Umpqua accrued $992,691 for the Davis SERP. The benefits payable by Umpqua under the Davis SERP are reduced by the amounts otherwise provided by Social Security and other retirement benefits paid by us, and these estimated amounts are reflected in the present value shown in column (d).

Annual Benefit Payable Under Davis SERP

The following table shows the annual benefit that would be paid to Mr. Davis if his employment terminated in December of each year noted below, for any of the following reasons: Retirement, Disability, Change in Control or Death. “Disability” and “Change in Control” are defined in the Davis SERP Agreement and are consistent with the definitions of the same terms found in his Employment Agreement.

Month of Employment Termination	Annual Benefit	Present Value of Accumulated Benefit (1)
Dec. 2011	$632,091	$6,954,677
Dec. 2012	$708,524	$7,739,420
Dec. 2013	$794,686	$8,600,514
June 2014	$850,000	$9,063,835

Mr. Davis reached “Retirement Age” under the agreement on June 3, 2011, his 62nd birthday. His maximum annual benefit is $850,000 per year when he reaches age 65. Payment of the annual benefit continues until (i) 36 months prior to his predicted life expectancy, measured at termination of employment, if he dies prior to that date or (ii) 36 months after his predicted life expectancy, if he survives to that date.

(1)	The present value of the accumulated benefit is equal to the amount accrued by the Company for payment of the benefit, after deducting the estimated social security retirement benefits and the other pension plan benefits funded by the Company on behalf of Mr. Davis.

Potential Payments Upon Termination or Change in Control

The following table shows the cash and equity benefits payable to the named executive officers upon termination of employment for various reasons, including a change in control of the Company. See the summary of the executive’s employment agreement following the Summary Compensation Table for a description of how the severance and change in control benefits are calculated. For purposes of this table, it is assumed that the termination of employment occurred on December 31, 2011.

Name	Termination Scenario	Cash Benefit	Equity Awards (8)
Davis, Ray	Death (1)	$932,091	$1,052,385
	Long Term Disability (2)	$752,091	$1,052,385
	Involuntary Termination (3),(4),(9)	$2,705,419	$648,414
	Change in Control (4),(9),(10)	$2,984,408	$1,193,580

Copeland, Brad	Death (1)	$300,000	$314,822
	Long Term Disability (2)	$120,000	$314,822
	Involuntary Termination (3),(7)	$355,968	$325,237
	Change in Control (5),(7)	$1,320,231	$673,218
	Retention (6),(7)	$763,916	$673,218

Farnsworth, Ron	Death (1)	$300,000	$84,394
	Long Term Disability (2)	$120,000	$84,394
	Involuntary Termination (3),(7)	$224,822	$84,394
	Change in Control (5),(7)	$482,566	$323,987
	Retention (6),(7)	$432,203	$323,987

Wardlow, Mark	Death (1)	$200,000	$84,394
	Long Term Disability (2)	$120,000	$84,394
	Involuntary Termination (3),(7)	$224,822	$84,394
	Change in Control (5),(7)	$504,192	$325,773
	Retention (6),(7)	$424,961	$325,773

O’Haver, Cort	Death (1)	$200,000	$84,394
	Long Term Disability (2)	$120,000	$84,394
	Involuntary Termination (3),(7)	$284,775	$84,394
	Change in Control (5),(7)	$1,032,635	$286,813
	Retention (6),(7)	$516,935	$286,813

(1)	Each executive’s beneficiary would receive a maximum of $200,000 as a lump sum benefit under Umpqua’s group life insurance plan, which is a benefit available to all full time employees. The cash benefit shown also includes a $100,000 BOLI death benefit with respect Mr. Davis, Mr. Copeland and Mr. Farnsworth. For Mr. Davis, this amount includes the annual death benefit of $632,091 under the Davis SERP.
(2)	This is the annual benefit under Umpqua’s group Long Term Disability Plan, which pays 60% of the employee’s monthly base salary, not to exceed $10,000 per month, beginning 90 days after becoming disabled. This benefit is provided to all full time employees. If the employee becomes disabled before age 60, benefits are payable until normal social security retirement age. For Mr. Davis, this amount includes the annual disability benefit of $632,091 under the Davis SERP.

(3)	Assumes termination is without “cause” or executive leaves for “good reason” defined in his agreement as (i) a material reduction in base salary not shared by other executives; (ii) the officer is required to relocate more than 50 miles from his current office; or (iii) a material adverse change in title or line of reporting.
(4)	This benefit includes the estimated cost of health and welfare plan benefits for three years following termination. This benefit is payable if Mr. Davis’s employment is terminated within a year following a change in control if he is terminated without “cause” or leaves for “good reason”, as defined in the agreement. The change in control benefit is paid in lieu of any severance benefit.
(5)	This benefit is payable for up to a year following a change in control if the executive is terminated without “cause”, leaves for “good reason”, as defined in the agreement or resigns after being assigned to a position that is not reasonably equivalent to his position before the change in control.
(6)	Retention benefits are payable in lieu of severance and change in control benefits if the executive remains employed for a period of twelve months following a change in control.
(7)	For this executive, receipt of this cash benefit is conditioned upon the executive signing a Separation Agreement upon termination of employment that provides for (i) a release of all claims against the Company; (ii) the executive’s agreement not to disparage the company; (iii) the executive’s agreement to not compete with the Company or solicit the Company’s employees to leave the Company for the period of time that the executive is receiving severance, change in control or retention benefits; and (iv) the executive’s agreement not to solicit the Company’s customers for a period of two years following separation.
(8)	This column shows (i) the dollar value of additional shares (if any) that would vest under the executive’s RSA and RSU grants, calculated at $12.39 per share, which was the closing price of Umpqua’s stock on December 30, 2011, the last trading day of the year; and (ii) the intrinsic value of any options that would vest.
(9)	Mr. Davis’s Agreement provides that upon termination of his employment, he will not compete with the Company for the period of time that he is receiving a severance or change in control benefit and that he will not solicit the Company’s customers or employees for a period of two years following separation.
(10)	Under his Employment Agreement, Mr. Davis’s change in control benefits are subject to reduction to the extent that they exceed the safe harbor amount calculated under Code §280G. The following table shows how his change in control cash benefit is calculated:

Cash benefit under Employment Agreement	$4,906,049
Less §280G cutback (i)	(1,921,641)

Net change in control cash benefit	$2,984,408

(i)	This calculation does not reflect the value of the non-compete provisions of his Agreement.

INCORPORATION BY REFERENCE

The sections in this proxy-statement entitled “Compensation Committee Report” and “Audit and Compliance Committee Report” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

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If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Fulfillment
18675	18677

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S UNANIMOUS RECOMMENDATION: “FOR” THE ELECTION OF ALL DIRECTORS, “FOR” ITEMS 2 AND 3.	Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS To elect ten directors to one year terms expiring at the 2013 annual meeting. Vote for no more than ten individuals:

Board nominees:		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Raymond P. Davis	☐	☐	☐	1.6	Diane D. Miller	☐	☐	☐	2.	To ratify the Audit and Compliance Committee’s appointment of Moss Adams LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012.	☐	☐	☐
1.2	Peggy Y. Fowler	☐	☐	☐	1.7	Dudley R. Slater	☐	☐	☐
1.3	Stephen M. Gambee	☐	☐	☐	1.8	Hilliard C. Terry, III	☐	☐	☐	3.	To consider and approve the advisory (non-binding) proposal regarding compensation of the Company’s named executive officers as described in the proxy statement.	☐	☐	☐
1.4	William A. Lansing	☐	☐	☐	1.9	Bryan L. Timm	☐	☐	☐
1.5	Luis F. Machuca	☐	☐	☐	1.10	Frank R.J. Whittaker	☐	☐	☐	In their discretion, the proxies may vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to shareholders on Form 10-K are available at: http://www.RRDEZProxy.com/2012/UMPQ

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PROXY

UMPQUA HOLDINGS CORPORATION

Annual Meeting of Shareholders – April 17, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoint(s) Raymond P. Davis and Peggy Y. Fowler, and each of them, proxies with full power of substitution, and hereby authorize(s) them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Annual Meeting of Shareholders to be held on April 17, 2012, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	18675	Fulfillment 18677